Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 10-12G/A

Amendment 6

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

SPORTSQUEST, INC
(Exact name of registrant as specified in its charter)

Commission file number

Wyoming	20-4742564
(State of incorporation or organization)	(IRS Employer Identification No.)

500 Australian Avenue, Suite 600

West Palm Beach, FL 33401

(Address of Principal Executive Offices) (Zip Code)

(561) 631 9221

(Registrant’s telephone number, including area code)

Securities to be Registered Under Section 12(g) of the Act:

Common Stock, Par Value $0.00001

(Title of Class)

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large, accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large, accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

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EXPLANATORY NOTE

This amendment to the Company’s Registration Statement on Form 10 is being filed for the purpose of providing the consolidated and audited financial statements for the Period ending December 31, 2025 and 2024.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement contains certain forward-looking statements. When used in this Registration Statement, statements which are not historical in nature, including words such as “believe,” “expect,” “may,” “will,” “should,” “expect,” “project,” “intend”, “plan”, “estimate”, “anticipate” or similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments.

The forward-looking statements in this Registration Statement are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, considering the information currently available to them.

These statements are not statements of historical fact, and are subject to risks and uncertainties, some of which are not currently known to us, which may change over time, and which may cause our actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition we express or imply in any forward-looking statements. We derive most of our forward-looking statements from our current plans, expectations, and forecasts, which are based upon certain assumptions and are subject to a number of risks and uncertainties that could significantly affect our future financial condition and results. While we believe that our assumptions are reasonable, we caution that it is difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the expectations expressed or implied in our forward-looking statements.

All forward-looking statements and projections attributable to us or persons acting on our behalf apply only as of the date of this Registration Statement and are expressly qualified in their entirety by the cautionary statements included in this Registration Statement. We undertake No obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating information presented herein.

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Item 1.	Business.

Corporate History

SportsQuest, Inc. (“the Company” or “SPQS”), was formed under the laws of the State of Delaware on April 3, 1986 under the name Bay Head Ventures, Inc. On July 29, 1988 the Company acquired 100% of the issued and outstanding shares of A.B. Park & Fly, Inc. On December 8, 1988, the Company changed its name to Air Brook Airport Express, Inc. On August 16, 2007, Lextra Management Group, Inc. acquired 51.16% of our issued and outstanding common stock and an outstanding account receivable due to Air Brook Limousine by us in the amount of $340,000. At the closing, Air Brook Limousine terminated the August 10, 1993 agreement referenced above. On August 16, 2007, we issued 6,800,000 shares of our common stock to Lextra in exchange for the forgiveness of the $340,000 receivable. On August 21, 2007, we acquired all of the assets of Lextra pursuant to an Asset Purchase Agreement dated August 21, 2007, in exchange for the issuance of 2,000,000 shares of common stock to Lextra and the forgiveness of our $500,000 loan to Lextra. The assets of Lextra were transferred to our wholly-owned subsidiary, SportsQuest Management Group, Inc. At that time the company changed its name to SportsQuest, Inc.

The Company developed, owned and managed high end sports events and their operating entities, as well as executing a growth strategy involving acquisition of diverse and effective sports marketing platforms. The Company also managed the US Pro Golf Tour.

In 2021, the Company changed its focus to the acquisition of innovative products and services and is currently focused on providing consulting services to potential franchise buyers and advertising franchise opportunities through our website.

On January 9, 2025, the Company redomiciled from Delaware to Wyoming.

Our Current Business

SportsQuest operates a web portal (www.iefranchise.com) that provides information on more than 350 franchise opportunities through our agreement with Business Alliance Inc. (BAI), as described below. Additionally, franchisors advertise with us to have their franchise opportunity listed on our site. Most groups working with BAI concentrate on 1 – 3 industry sectors. However, we can monetize on many sectors by offering paid lead generation per transaction to the franchisor or on a subscription basis.

“Paid lead generation refers to the franchisee (or an affiliated entity) paying the franchisor for leads—i.e., potential customer contacts or prospects—each time a transaction is made, and the payment is structured as part of a recurring subscription plan.

Here’s a breakdown of each component:

Paid Lead Generation

This means the franchisor is providing the franchisee with leads (qualified potential customers), and these leads are not free—they involve a cost to the franchisee.

Per Transaction

The fee for these leads is linked to each transaction—meaning, for every sale or conversion resulting from the lead, a payment is due to the franchisor. It ties the cost of lead generation to actual revenue-generating activity.

To the Franchisor

The franchisor is the recipient of these payments. They are either directly generating the leads or managing the lead generation system.

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On a Subscription Basis

Instead of paying individually for each lead, the franchisee may be paying a recurring fee (e.g., monthly or annually), which covers a certain number of leads or allows ongoing access to the lead generation system. However, the payment still reflects a “per transaction” model—i.e., the subscription terms are linked to the volume of sales or leads processed.

Practical Example:

A franchisor provides digital marketing services to its franchisees and generates customer inquiries through online ads. A franchisee agrees to pay a monthly subscription of $500, which includes lead generation services. For every actual sale made from those leads, an additional $25 is paid to the franchisor. This model aligns both parties’ incentives—the franchisor benefits more if the franchisee closes more sales.

Additionally, we help prospective franchisees identify the best fit franchise based on the potential franchisee’s needs, lifestyle, personality, and financial situation so that they invest in the best franchise for them. We earn a fee whenever a visitor to our site purchases a franchise from one of the listed franchisors.

BAI, through its website, provides resources for franchise brokers, buyers and franchisors. We have an affiliate agreement with BAI allowing us to tap into over 350 current franchisors that are offering franchise units for sale. Pursuant to the BAI Agreement we have the non-exclusive right to refer to the general public new franchise opportunities or resales from BAI’s inventory of franchise offerings. The agreement is for a term of 3 years and is renewable for successive three-year terms. For any franchise that we sell pursuant to the BAI Agreement we receive 90% of the commission paid. This commission increases to 95% after we earn commissions of $250,000 or have 8 paid invoices. Typically, a license for a franchise business ranges in the price range of $25,000 to $75,000 depending on the franchise. In certain cases we may have to share the fee with another BAI affiliate. To date we have not received any commissions. Our agreement with BAI does not have a non-compete provision.

Moving forward SportsQuest intends to license its consulting systems, infrastructure, and services, as provided through our web portal (sometimes referred to as our “platform”) to individuals who will become Franchise Consultant Professionals (“FCPs”) and utilize SportsQuest’s expertise to assist their clients in identifying the franchise opportunity that provides them with the best opportunity for long term success. When an FCP sells a franchise through us we will receive a fee from the franchisor that we will share with the FCP.

An FCP counsels people who are considering franchise ownership. By definition, a franchise is an exchange of the rights and licenses of a business for a fee. With this business consultant role, we look at a prospective candidate’s background, financial situation, goals, and more. Currently, many FCPs are part of a franchise consulting company such as BAI.

With the candidate’s best interests in mind, FCPs guide candidates through the franchise selection, evaluation, and buying process. Once a candidate decides on a franchise opportunity, an FCP may also assist in acquiring the necessary capital to own and operate the business.

An FCP is also thought of as a matchmaker, connecting hopeful entrepreneurs with franchise opportunities. Once people find out about FCP opportunities and why people use FCPs, they want to hear more. The FCP acts as a broker/buffer between the franchisor and the potential franchisee at the introductory stage and further as required.

From a franchise candidate’s perspective, an FCP is a trusted advisor, counselor, educator, and guide. FCPs start by assessing the most crucial issue—determining if franchise ownership is even the right path for the candidate. If it is, the FCP helps narrow down several opportunities to explore. Good FCPs will collaborate with their candidates until they have found the right opportunity and have a signed contract (franchise agreement) with a franchisor. The best FCPs always stay connected with the people they placed in business to find out about the experience with the brand. This not only helps consultants identify other candidates who might be a good fit but also those franchisors who may no longer be ideal franchisors.

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Franchise consulting is one part counseling and one part artistry. The FCP must be an active listener to best serve the candidate. The FCP's role involves understanding a candidate’s background, interests, and desired lifestyle and then translate it into an ideal franchise opportunity. At times, an FCP may understand what the candidate wants more than the candidate does. Above all, an FCP must consider what is best for the candidate.

Therefore, in the future we expect to have revenue streams from selling advertising and placement to franchisors and earn feens from FCPs for access to our platform and when they sell a franchise to a franchisee.

Company Mission Statement

Our mission is to help clients structure a franchise strategy based on the uniqueness of their situation and what they find most compelling as to brand, culture, and operating models in order to attain their goals.

Company Philosophy and Vision

a.	Our corporate philosophy is based on providing entrepreneurs with honesty, integrity, value, innovation, comparables, and to be the buffer they need so they can make a non-pressured and educated decision with respect to their franchise opportunities.

b.	Our Vision is to establish ourselves as the go-to FCP for honest information and resources required for entrepreneurs to make educated and informed decisions.

Target market

Our target market is entrepreneurs that wish to start a franchise. These are generally strongly motivated, business-minded individuals of varying ages and backgrounds.

Industry

As an FCP, we have the experience and knowledge to help entrepreneurs find the business that fits their needs. We will walk them through what it means to be a franchise owner, and we will help them navigate any obstacles they may encounter along the way. Once we determine their capabilities and the orientation that fits their lifestyle, the next leg of their journey is exploring the industry. With over 3,000+ registered franchise companies available in the marketplace, determining the right one can certainly seem like an intimidating task.

Collaborating with us as their guide, potential franchisees will learn and understand how to evaluate various franchise opportunities; thus, simplifying, what can be for some, an exceedingly difficult process. Working together, we will determine the best way to articulate their interests and how they would partner with potential franchises.

The final part of our journey together provides candidates with an opportunity to do a deep dive on their final franchise options. We then leverage our extensive network of legal advisors, financial advisors, other franchisees, the franchisor, etc. to help the candidate make a final decision and close the right franchise opportunity.

With the economic uncertainty that exists as a result of damages done to various industry sectors due to the recent pandemic, current economic conditions, and other attributing factors, people are looking for strong business models. The economic downturn triggered overspending and inflation, forcing many entrepreneurs to either lose their job or lose their business.

Our competitive edge will rely on staying on top of the latest changes and new potential franchisors in the industry by constantly researching and reading the latest events that can potentially affect one franchise over the other. Providing optimum support for our prospects and providing them with timely information so that they can make educated decisions. Additionally, we will put the prospect’s interest first, as a happy customer will generate more leads for us in the form of future referrals.

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Technology & Services Technology

Franchise Brokerage – Our application of technology is what sets us apart from the competition. Our portal, ieFranchise.com, works as a closed loop network of over 350 franchisors. SPQS agents and representatives can represent the franchisor and the purchaser of the business simultaneously or separately and earn a favorable commission which is split between us and BAI. We estimate that the average commission we will earn on a franchise sale will be at least $20,000.

Lead Generation for Franchisors – The portal is designed to be user friendly, and it integrates with almost all leading customer service or CRM-type utility tools offered by companies such as Salesforce, Pipedrive, and similar suppliers. Through our portal, franchisors are able to advertise their franchise opportunities. Typically, they receive a tile type advertising with their company logo which, once clicked by the end user, spawns a landing page with detailed description of the franchise. The end user is given the opportunity to complete their contact information. This lead is prepopulated in the CRM back-office back engine so that the salesperson can follow up on the lead and convert it to a sale. There are many lead providers that offer this exact same service such as franchisegator.com, franchise.com, entrepreneur.com, and others. Typical monthly advertising costs range between $400 per month to over $2,000 per month. The average portal has virtual real estate of approximately one hundred tiles on their portal. In addition to the tile advertising these portals also offer banner advertising under stitch advertising where the advertising or landing page lands or displays after you leave the web page, favorable positioning throughout the portal cookie tracking and other technologies. These auxiliary services are in high demand and are reserved for up to 6 to 10 advertisers per month and range in price between $5,500 to $15,000 per month.

The uniqueness of our company is that we provide both lead generation for franchisors as well as full-service brokerage services. This is an ideal situation and set up for those franchisors with a weak sales force or for those that do not fare well with introduction of their business to new operators. The franchisors that do not fare well because they lack of funding or lack of resources to hire a good sales team. We provide both a virtual sales team and a robust advertising portal.

The Portal – ieFranchise.com portal is the key to our success. Through our agreement with BAI we have affiliations and established relationships with over 350 nationwide franchisors we can represent. Without the portal, the company is nothing more than a franchise broker with a static web page. The portal provides a complete turnkey solution for the franchsor, franchisee and FCP. The portal is highly customizable and in compliance with many search engines such as: Google, Yahoo, and others. In addition, the portal offers many plug and play features which allow the end user and the franchisor to have the best user experience, thus providing the optimal return on their time or money spent in the portal. ieFranchise.com is a tier1 domain meaning it has been in constant use for trade and commerce for over 20 years.

Artificial Intelligence (AI) (under development) – One of the biggest challenges of any franchisor is selecting a suitable franchisee to operate their business in a manner described by the franchisor. Many franchisors spend enormous amounts of money on personality tests such as Myers Briggs. Some of these compatibility tests cost the franchisors anywhere between $10 for a simple topography compatibility test up to several thousand dollars depending on the complexity and scope of the test they wish to conduct. With the portal, we intend to provide algorithms and selection processes including those basic topography type overtures which benefit the franchisor in having artificial intelligence deployed in the selection process to assist them in selecting the best qualified candidate. Right now, our AI program is under development, however it will use all of the aforementioned attributes and deploy them in the system for the franchise selection.

The Franchise Market

According to the 2026 Franchising Economic Outlook from the International Franchise Association (IFA), U.S. franchise growth is expected to maintain steady momentum, adding 12,000 new units (a increase) to total 845,000 establishments. Output is projected to grow to over billion in 2026, creating over 150,000 new jobs despite previous macroeconomic headwinds

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Franchise Establishments and Employment:

•	Franchise employment is anticipated to increase by more than 150,000 jobs (1.8%) to nearly 8.9 million jobs.
•	Total franchise GDP is estimated to grow by 1.8% from $549.9 to $558.4 billion. Establishment is expected to reach ~845,000 units, growing by 1.5% and adding roughly 12,000 new locations.

Economic Output and GDP Contribution:

•	Economic Output is projected to grow by 1.6%, surpassing $920 billion.
•	Total franchise GDP is estimated to grow 1.8% to $558.4 billion.

Industry and Regional Trends:

•	Child Services and Commercial & Residential Services are expected to be the fastest-growing industries, with a 3.2% year-over-year growth rate.
•	As the third-largest franchised industry, health and wellness is expected to grow 2.1%, driven by preventative healthcare awareness and an aging population.
•	The Southwest is projected to lead with 2.5% establishment growth, while the Southeast remains a hub, holding 30% of US franchise businesses.
•	op growth is concentrated in states like Texas, Florida, Georgia, and Arizona, with Michigan, Ohio, and Utah emerging as new hotspots due to affordability.

Franchise employment is projected to increase by over 150,000 jobs, a 1.8% rise, reaching nearly 8.9 million total jobs in 2026.Despite a "low-hire, low-fire" national equilibrium, franchising is expected to show strong labor demand, particularly in child services, commercial and residential services, and personal services. Franchise establishments are projected to play a critical role in addressing youth unemployment, with significant labor demand for young people entering the workforce. The use of AI in scheduling and operations is expected to help franchises manage labor costs more efficiently

Key 2026 Projections Summary:

•	Total Output: Projected to grow 1.6%, exceeding $920 billion.
•	Establishment Growth: An increase of 1.5%, with over 12,000 new units opening, bringing the total to 845,000.
•	Regional Growth: The Southeast and Southwest are expected to be the fastest-growing regions.

Source:

International Franchise Association (IFA) - Franchising Economic Outlook 2026

Franchise.org - 2026 Franchising Economic Outlook

https://www.franchise.org/2026/02/ifa-predicts-steady-growth-for-franchising-in-2026-economic-outlook/#:~:text=

The%20number%20of%20franchise%20establishments,meaningful%20opportunities%20for%20market%20leadership.

https://www.franchise.org/franchising-economic-outlook/#:~:text=Franchise%20output%20is%20expected%20to%

20rise%20from,jobs%20(1.8%25)%20to%20nearly%208.9%20million%20jobs.

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Short-term goals

The short-term goals for the business are to ensure that our source of lead generation is working without any glitches, that staff gets cross trained by creating Standard Operating Procedure Manual that they can refer to if and when needed, lastly that KPIs (Key Performance Indicators) are established.

Long term goals

The long-term goal for SPQS is to focus on developing opportunities for people in Florida and then grow our business into other states. Developing a strong Customer Relationship Management tool that allows us to manage staff and cater to their needs by providing them with all the necessary resources they need to succeed.

To date we have not generated any revenues, have a history of net losses, have been funding the Company through loans.Our auditor has issued a going concern opinion with respect to our most recent financial statements.

Service features and benefits

Franchise Consulting service will be provided without any charge to the franchisee by SportsQuest. It is only after the sale is made by the franchisor will the franchise fee be received by us and the FCP. It is our intention that there be no pressure on the potential franchisee or end-user. As FCPs we ensure that the franchisee or the potential franchisee receives valuable information and support without the direct pressure tactics some franchisors utilize to close the sale. Moreover, the support provided by the FCP continues until the end-user becomes a franchisee. The best part is that as FCPs we do not favor one franchisor over another, as we work with the potential franchisee by finding out exactly what their needs are, based on their lifestyle and financial capability. As one can see there are numerous benefits to working with a franchise consultant versus going directly to a franchisor.

The secondary service provided by SportsQuest is selling unused or excess leads to franchisors, similar to franchise portals such as franchisegator.com

Our third source of revenue is from speaking to potential private businesses that wish to franchise their business.

The fourth revenue source comes from referrals we provide to potential franchisees for funding or legal advice.

Target Customer

Target Customer	Demographic Profile
1. Entrepreneur	This includes people: that have been given the golden parachute, looking to purchase a franchise, people looking to start their own business and be their own boss
2. Franchisor	This includes franchisors: that need fresh quality leads that are qualified
3. Independent business owners	This includes established business owners looking to expand their business
4. Franchisors/ independent business owners	This includes business owners that wish to take their company public, merge, and acquire another business or go public all strategies allow for these companies to have an exit strategy and/or raise additional capital for the growth or marketing needs for instance.

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Target Market Specifics

College	Candidates
Age	25 to 60
Gender	Not Relevant
Location	Starting in Florida
Income	Not Relevant
Occupation	Not Relevant

Education Level	High School with Business experience or higher
Industry	Not Relevant
Size	Not Relevant
Stage in Business	Growing or mature business with qualifying startups
Annual Sales	Not Relevant

Key competitors

The Leading Players involved in the global Franchise Consulting market are:

Competitor	How they differ	How we differ	Benefits we have
Franchise Direct	Franchise advertising portal	We advertise on our portal as well for franchise opportunities	However, we focus on utilizing a consultative approach based on the needs of the prospect and not on the wants, by educating prospects on the realities of owning one franchise over another that suits their lifestyle.
FranNet	Use a consultative approach with training of their FCPs	Training provided is 5 weeks	Communication software provided is superior. The Training is less but company looks for experienced entrepreneurs.
The Entrepreneur’s Source	Coach potential FCPs	Base selection on already experienced franchisees or franchisors	Although training is great being in the trenches and having the experience is fundamental to success.
Franchise America	More of an advertising portal	Our focus is not only to advertise but to provide most relevant information on the franchisor based on prospect needs	The affiliate relationship we have with BAI allows us to provide potential prospects with the most accurate information on the franchisor/franchise
iFranchise Group	Focus on assisting existing franchisors/franchisees	Focus on assisting people looking to purchase a franchise	We are in constant contact with franchisors so we are able to pass the changes occurring in the franchise to our prospects for their benefit and selection
FranChoice	Utilize a consultative approach with prospect	Not much different than our system	We are able to provide franchisors with various funding strategies should the need arise benefiting the franchisee indirectly
Sunbelt Business Brokers	Assist in purchasing various businesses that are not necessarily franchise specific	Focus on franchises only and vetted businesses	Having the inside scoop of business that have to file a FDD makes the opportunity much safer for the potential prospect
FranServe	Provide annual conferences for networking	Provides lead support , great CRM and weekly newsletters that can be used for educational purposes and to provide any potential candidates	Funding partners support and Franchise lawyer support available.
The Franchise Maker	Teach how to franchise your private business	Liaison between the franchisor and franchisee to find best fitting opportunity for the potential franchisee	We have two actively participating candidates that either are in business or is looking to be in business making the process much easier as we utilize all the provided tools to find the best fitting franchise for the potential candidates
The Franchise Consulting Company	Great resource of information but too much diversification on the website can spread the services too wide and defocus customers	Our key components on our website focus on consulting services and lead generation	From experience if one places too many services on a website this can lead to defocusing of customers and loss of potential customers.

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Positioning/Niche

Expertise

Based on years of experience in the consultancy and sales side of the business and dealing with entrepreneurs we bring years of experience in the field of franchising, marketing, mergers and acquisitions. We stay on top of the various changing laws in the industry by subscribing to legitimate government websites and utilizing lawyers we have known in the industry for a long time for advice. Our skills and experience have been developed over years. We are not new in this business; we are confident that we can succeed.

Competition

There are several competitors in the franchise consultant business, but not all have the number of years and experience we bring to the table. Others have a lack of expertise in 2 or 3 of the areas we excel in such as producing various exit strategies and the development of artificial intelligence software primarily utilized to qualify potential franchisees thus placing us in an advantageous position.

Change Rate and Product Life Cycle

Some employers may choose to hire an employee to provide consultancy to the president of the company, but finding an ideal consultant that is well rounded with years of experience and no pay is next to impossible. As consultants we only get paid when we align the entrepreneur with the ideal franchisor.

Predictability and Complexity

If an entrepreneur decides to talk to one of our competitors after talking to us, they may soon find out that they provide no exit strategy, something that is crucial to every business. As consultants we can find a perfectly matching franchisor, take the private company public, find them a merger and acquisition candidate, or help them find their own way of franchising their business.

Marketing Our Services

Primary marketing: Services will be marketed in various social media portal, blogs, press releases, newsletters, franchise portals, our website, YouTube, and via social events where we will be presenting our business card containing a bar code people can scan.

Market Research: Registering with BBB (Better business Bureau), Chamber of Commerce, attending franchise shows and handing out our business cards, may be worth having a booth at the franchise show, AFA (American Franchise Association), IFA (International Franchise Association), Franchise journal publication, The Great American Franchise Expo, Franchise times, Franchise Business Review and a blog that discusses franchise news such as Blue MauMau. In addition to this we will network by attending various events on Eventbrite and other such networking events as they arise.

Advertising and marketing of our services will take the following forms:

Advertising:
●	Online
●	Print
●	Radio
●	Cable television

Marketing may include:
●	Business website
●	Social media marketing
●	Email marketing
●	Mobile marketing
●	Search engine optimization
●	Content marketing
●	Print marketing materials (brochures, flyers, business cards)
●	Public relations
●	Trade shows
●	Networking
●	Word-of-mouth
●	Referrals

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Promotional budget
●	Before startup : $8,000
●	On an ongoing basis : $10,000

Marketing Expenses Strategy Chart	Target Market 1 Leads	Target Market 2 Entrepreneurs	Target Market 3 Franchisors
One-Time Expenses	Website development $5,000	Website development $5,000	Website development $5,000
Monthly or Annual Expenses	SEO $4,000/mo.	SEM $4,000/mo.	GOOGLE Marketing $3,000/mo.
Labor Costs	Lead caller $3,000/mo.	Consultant Commission based on sales	Marketing Sales Consultant $ 2,500/mo.

Employees

As of the date of this Form-10, the Company has 4 full-time, employees There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company is standard for the industry.

Government Regulation

Franchisors are regulated under both state and federal laws. Generally, a franchisor will be required to prepare and file a Franchise Disclosure Document (“FDD”) in those states in which it will be offering its franchises. The FDD generally includes information such as:

•	Business background of the franchisor
•	Litigation and bankruptcy history
•	Initial fees and other payments
•	Estimated startup costs
•	Obligations of the franchisor/franchisee
•	Financial statements

Brokering franchise opportunities is also regulated by federal and state laws, and there are several compliance steps to follow to legally act as a franchise broker (also called a franchise consultant or franchise salesperson).

Federal Regulation (FTC Franchise Rule)

The Federal Trade Commission (FTC) regulates franchise sales through the Franchise Rule (16 CFR Part 436).

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Requirements under the FTC Rule:

•	Franchise Disclosure Document (FDD): You must ensure the franchisor provides the prospective franchisee with the FDD at least 14 days before any binding agreement or payment.
•	Honest Representation: You must not make any unauthorized earnings claims, projections, or promises beyond what’s in the FDD.
•	Act as a Disclosed Agent: Brokers should clearly disclose who they represent (franchisor or franchisee) and their compensation structure.

A franchise consultant is not required to register with the FTC but must comply with its rules.

State Regulations (Registration States)

Some U.S. states go beyond federal law and require registration or filing for:

•	Franchisors
•	Franchise Brokers/Salespersons

We operate out of Florida that does not have registration requirements, and we are therefore not subject to any registration or filing requirements, though we must comply with the FTC Franchise Rule.

Corporate Information

Our corporate offices are located at 500 Australian Avenue, West Palm Beach, FL, 33401. Our telephone number is +1 561 631 9221.

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Item 1A.	Risk Factors.

You should carefully consider the risks described below together with all of the other information included in this registration statement before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment. In addition to other information in this registration statement and in other filings we make with the Securities and Exchange Commission, the following risk factors should be carefully considered in evaluating our business as they may have a significant impact on our business, operating results and financial condition. If any of the following risks occurs, our business, financial condition, results of operations and future prospects could be materially and adversely affected. Because of the following factors, as well as other variables affecting our operating results, past financial performance should not be considered as a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods.

Risks Related to the Company and Its Business

The Company has a limited operating history.

While the Company was incorporated in 1986, the Company has only operated under its current business model for a limited time. There can be no assurance that the Company’s proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable. To date we have not generated any revenues, have a history of net losses, have been funding the Company through loans and our auditor has issued a going concern opinion with respect to our most recent financial statements.

We have a limited operating history, no revenue, and a small customer and franchisee base, which makes it difficult to evaluate our prospects and increases the risk of your investment.

We are an early-stage company with a limited operating history, a history of losses and we have not yet generated any revenue. Our ability to become profitable depends on successfully developing and executing our business model, expanding our customer base, and attracting franchisees. Because we have a limited track record, it is difficult to evaluate our business and future prospects.

We face numerous risks and uncertainties, including:

•	Our ability to develop, market, and scale our products and services;
•	The effectiveness of our customer acquisition and retention strategies;
•	The willingness of franchisees to adopt and grow within our system;
•	Our ability to secure additional financing to support our operations; and
•	The evolving competitive landscape and regulatory environment in our industry.

There can be no assurance that we will ever achieve or sustain profitability. If we fail to execute our business plan, attract and retain customers, or successfully scale our franchise network, our financial condition and results of operations could be materially and adversely affected, and investors could lose all or part of their investment.

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We will need to raise additional capital to fund our operations, and we have historically relied on shareholder loans, which may not be available in the future.

Our auditors have expressed substantial doubt about your ability to continue as a going concern. We have been dependent on loans from our shareholders to fund our operations to date. These loans have provided critical working capital, but there is no guarantee that our shareholders will continue to provide financial support in the future. If we are unable to secure additional funding, whether through equity or debt financing, we may not be able to sustain or grow our business.

Our ability to raise additional capital depends on various factors, including market conditions, investor confidence, and our business performance. Any future financing could result in dilution to existing shareholders, increased debt obligations, or restrictive covenants that limit our operational flexibility. If we are unable to raise sufficient capital on acceptable terms, we may need to delay or reduce our business initiatives, scale back operations, or seek alternative financing, which could adversely affect our financial condition and prospects.

There is no assurance that we will be able to obtain the necessary funding on favorable terms, or at all. If we fail to secure additional financing, our business, financial condition, and results of operations could be materially and adversely affected.

We are dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current management team, especially our current executive officer. Loss of this individual could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in our industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

Management has voting control over substantially all matters submitted to our stockholders

Zoran Cvetojevic, Chairman of the Board of Directors of the Company, controls 75.6% of the total voting power. As a result, Mr. Cvetojevic has the ability to control matters requiring shareholder approval, including the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets. Furthermore, Mr. Cvetojevic must maintain at least 1 Series A preferred share to continue controlling the outcome of matters submitted to shareholders for approval. In addition, the company’s capital structure may have anti-takeover effects preventing a change in control transaction that common stock shareholders might consider in their best interest. Finally, future issuances of Class A and Class B Preferred shares and conversion of those shares into common stock may be dilutive to common stock shareholders.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management, or founders die or become disabled, we will not receive any compensation that would assist with any such person’s absence. The loss of any such person could negatively affect our business and operations.

Changes in employment laws or regulations could harm our performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs, including labor laws of non-USA jurisdictions. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

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The Company is subject to income taxes as well as non-income-based taxes such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which a determination is made.

The limited rights of legal recourse against us, and our lack of insurance protection expose us and our shareholders to the risk of loss of our digital assets for which no person is liable.

The digital assets held by us are not insured. Further, banking institutions will not accept our digital assets; they are therefore not insured by the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Therefore, a loss may be suffered with respect to our digital assets which is not covered by insurance, and we may not be able to recover any of our carried value in these digital assets if they are lost or stolen or suffer significant and sustained reduction in conversion spot price. If we are not otherwise able to recover damages from a malicious actor in connection with these losses, our business and results of operations may suffer, which may have a material negative impact on our stock price.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We have not been subject to Sarbanes-Oxley throughout our operating history and therefore have not previously developed the internal infrastructure necessary to complete an attestation of our financial controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. We expect to incur substantial expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

There is no guarantee that we will have sufficient cash flow from our business to pay our indebtedness or that we will not incur additional debt.

Holders of convertible notes issued by us may convert such notes at their option prior to the scheduled maturities of the respective convertible notes under certain circumstances pursuant to the terms of such notes. Upon conversion of the applicable convertible notes, we will be obligated to deliver cash and/or shares pursuant to the terms of such notes. Moreover, holders of such convertible notes may have the right to require us to repurchase their notes upon the occurrence of a fundamental change pursuant to the terms of such notes.

Our ability to make scheduled payments of the principal and interest on our indebtedness when due, to make payments upon conversion or repurchase demands with respect to our convertible notes, or to refinance our indebtedness as we may need or desire, depends on our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. Our business may not generate cash flow from future operations sufficient to satisfy our obligations under our existing indebtedness and any future indebtedness we may incur, and to make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing, or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance existing or future indebtedness will depend on the capital markets and our financial condition at such time. In addition, our ability to make payments may be limited by law, by regulatory authority, or by agreements governing our future indebtedness. We may not be able to engage in these activities on desirable terms or at all, which may result in a default on our existing or future indebtedness and harm our business, financial condition, and operating results.

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Our operating plan relies in large part on assumptions and analysis developed by the Company. If these assumptions prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

•	whether the Company can obtain sufficient capital to sustain and grow its business
•	our ability to manage the Company's growth
•	demand for the Company's products and services
•	the timing and costs of new and existing marketing and promotional efforts
•	competition
•	the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
•	the overall strength and stability of domestic and international economies
•	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, results of operations and financial condition.

Our indebtedness could adversely affect our financial condition or operations, and our ability to raise additional capital financing on favorable terms.

We will likely need to raise additional capital through debt and/or equity financing. There can be no assurance that adequate debt and equity financing will be available on satisfactory terms. Any such failure to service our debt or an inability to obtain further financing could have a negative effect on our business and operations.

Additional financing may not be available to us when we need or want it, nor may it be available on satisfactory terms.

We have limited capital and there is no assurance that our current capital is sufficient to implement our business plan. We will likely require additional debt and/or equity financing to pursue our growth and business strategy, including enhancements to our operations infrastructure and improving our ability to respond to competitive pressures. There can be no assurance that adequate debt and/or equity financing will be available or offered on satisfactory terms. Any failure to obtain further financing could have a materially adverse effect on our business, financial condition, and operating results.

Our ability to maintain customer satisfaction depends in part on the quality of our customer support. Failure to maintain high-quality customer support could have an adverse effect on our business, results of operation, and financial condition.

Our ability to attract new customers and retain existing customers depends in part on our ability to maintain a consistently high level of customer support. We believe that the quality of our customer support is, and will continue to be, an integral part of the user experience and a key differentiator from competing platforms. These means of providing customer support may not be sufficient to meet our customers’ support needs, and while we plan to develop a customer support capability, there can be no assurance that we will be successful in developing such capabilities or that such capabilities, even if developed, will be sufficient to meet our customers’ support needs. If we do not help our customers quickly resolve issues and provide effective ongoing support, or if our support personnel or methods of providing support are insufficient to meet the needs of our customers, it could adversely affect our customers’ experience and negatively impact our reputation and brand, our ability to attract and retain customers. The growth of our business will continue to place significant demands on our customer support resources. If we are not able to meet the customer support needs of our customers, we may need to increase our support coverage, which may reduce our profitability.

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Our risk management efforts may not be effective to prevent fraudulent activities by third-party providers or other parties, which could expose us to material financial losses and liability and otherwise harm our business.

We contract with third-party providers for applications available through our platform, as well as some services required to maintain the platform. We may be targeted by parties, including customers, hackers, or third-party providers, who seek to commit acts of financial fraud using techniques such as stolen identities and bank accounts, compromised email accounts, employee or insider fraud, account takeover, or other types of fraud. We may suffer losses from acts of financial fraud committed by our employees or third parties.

The techniques used to perpetrate fraud on our platform and the applications accessed through our platform are continually evolving, and we expend considerable resources to monitor and combat them, and to inform customers of the limits to the control we have over third-party provider activities. Additionally, when we introduce new products and applications, or expand existing products, we may not be able to identify all risks created by the new products or applications. Our risk management policies and procedures may not be sufficient to identify all of the risks to which we or our customers are exposed, to enable us to prevent or mitigate the risks we have identified, or to identify additional risks to which we or our customers may become subject in the future. Furthermore, our risk management policies and procedures may contain errors, or our employees or agents may commit mistakes or errors in judgment as a result of which we may suffer large financial losses.

The high level of competition in the franchising industry could materially and adversely affect our business.

We compete with the following industry participants: other franchising consultants; business consultants; accountants; business brokers; attorneys; and other businesses that rely on emerging business’ discretionary spending. We may not be able to compete effectively in the markets in which we operate. Competitors may attempt to copy our business model, or portions thereof, which could erode our market share and brand recognition and impair our growth rate and profitability. Competitors, including companies that are larger and have greater resources than us, may compete with us to attract clients in our markets. This competition may limit our ability to attract and retain existing clients and our ability to attract new clients, which in each case could materially and adversely affect our results of operations and financial condition.

If we are unable to anticipate and satisfy consumer preferences and shifting views of franchising, our business may be adversely affected.

Our success depends on our ability to anticipate and satisfy consumer preferences relating to franchising. Our business is and all of our services are subject to changing consumer preferences that cannot be predicted with certainty. Developments or shifts in research or public opinion on the types of franchising services we provide could negatively impact the business or consumers’ preferences for franchising services could shift rapidly to different types of franchising centers or at-home fitness options; and we may be unable to anticipate and respond to shifts in consumer preferences. It is also possible that competitors could introduce new products and services that negatively impact consumer preference for our business model, or that consumers would prefer franchising opportunities outside of business operations that do not align with our business model. Failure to predict and respond to changes in public opinion, public research and consumer preferences could adversely impact our business.

We may be unable to attract and retain clients, which would materially and adversely affect our business, results of operations and financial condition.

Our target market is business educated people seeking to expand and help clients with finding the right franchise opportunity for their situation. The success of our business depends on our and our franchise consultants’ ability to attract and retain clients. Our and our franchisees’ marketing efforts may not be successful in attracting client’s business levels may materially decline over time, especially at locations in operation for an extended period of time. Some of the factors that could lead to a decline in new clients include changing desires and behaviors of consumers or their perception of our brand, a shift to digital fitness versus our core bricks and mortar fitness offerings, changes in business spending trends and general economic conditions, market maturity or saturation, a decline in our ability to deliver quality service at a competitive price, an increase in monthly clientship dues due to inflation, direct and indirect competition in our industry and a decline in the public’s interest in franchising, among other factors.

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We rely heavily on information systems, and any material failure, interruption or weakness may prevent us from effectively operating our business and damage our reputation.

We may rely on information systems managed by third parties, to interact with our clients and collect, maintain, store and transmit member information, billing information and other personally identifiable information, including for the operation of stores, collection of cash, legal and regulatory compliance, management of our supply chain, accounting, staffing, payment of obligations, ACH transactions, credit and debit card transactions and other processes and procedures. Our ability to efficiently and effectively manage our franchisee and corporate-owned operations depends significantly on the reliability and capacity of these systems, and any potential failure of these third parties to provide quality uninterrupted service is beyond our control.

Our operations depend upon our ability, and third-party service providers (as well as their third-party service providers), to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, denial-of-service attacks and other disruptions. The failure of these systems to operate effectively, stemming from maintenance problems, upgrading or transitioning to new platforms, expanding our systems as we grow, a breach in security or other unanticipated problems could result in interruptions to or delays in our business and member services and reduce efficiency in our operations. In addition, the implementation of technology changes and upgrades to maintain current and integrate new systems may also cause service interruptions, operational delays due to the learning curve associated with using a new system, transaction processing errors and system conversion delays and may cause us to fail to comply with applicable laws. If our information systems, or those of our franchisees and third-party service providers (as well as their third-party service providers), fail and our or our partners’ third-party back-up or disaster recovery plans are not adequate to address such failures, our revenues and profits could be reduced and the reputation of our brand and our business could be materially adversely affected, which in turn may materially and adversely affect our results of operations and financial condition.

If we fail to properly maintain the confidentiality and integrity of our data, including credit card, debit card, bank account information and other personally identifiable information, our reputation and business could be materially and adversely affected.

In the ordinary course of business, we collect, maintain, store and transmit member and employee data, including credit and debit card numbers, bank account information, driver’s license numbers, dates of birth and other highly sensitive personally identifiable information, in information systems that we maintain and in those maintained by franchisees and third parties with whom we contract to provide services. Some of this data is sensitive and could be an attractive target of a criminal attack by malicious third parties with a wide range of motives and expertise, including lone wolves, organized criminal groups, “hacktivists,” disgruntled current or former employees and others. The integrity and protection of member and employee data is critical to us.

Despite the security measures we have in place to comply with applicable laws and rules, our facilities and systems, and those of our franchisees and third-party service providers (as well as their third-party service providers), may be vulnerable to security breaches, acts of cyber terrorism or sabotage, vandalism or theft, computer viruses, loss or corruption of data, programming or human errors or other similar events. Furthermore, the size and complexity of our information systems, and those of our franchisees and our third-party service providers (as well as their third-party service providers), make such systems potentially vulnerable to security breaches from inadvertent or intentional actions by our employees, franchisees or vendors, or from attacks by malicious third parties. Because such attacks are increasing in sophistication and change frequently in nature, we, our franchisees and our third-party service providers may be unable to anticipate these attacks or implement adequate preventative measures, and any compromise of our systems, or those of our franchisees and third-party service providers (as well as their third-party service providers), may not be discovered and remediated promptly. Changes in consumer behavior following a security breach or perceived breach, act of cyber terrorism or sabotage, vandalism or theft, computer viruses, loss or corruption of data or programming or human error or other similar event affecting a competitor, large retailer or financial institution may materially and adversely affect our business, which in turn may materially and adversely affect our results of operations and financial condition.

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If we fail to develop, maintain, and enhance our brand and reputation, our business, operating results, and financial condition may be adversely affected.

Our brand and reputation are key assets and a competitive advantage. Maintaining, protecting, and enhancing our brand depends largely on the success of our marketing efforts, ability to provide consistent, high-quality, and secure products, services, features, and support, We believe that the importance of our brand will increase as competition further intensifies. Our brand and reputation could be harmed if we fail to achieve these objectives or if our public image were to be tarnished by negative publicity, unexpected events, or actions by third parties. Unfavorable publicity about us, including our products, services, technology, customer service, personnel, and franchising generally could diminish confidence in, and the use of, our products and services.

Other Risks

We may not realize the anticipated benefits of past or future acquisitions, and integration of these acquisitions may disrupt our business and management.

In the future, we may acquire additional companies, project pipelines, products, or technologies or enter into join ventures or other strategic initiatives. We may not realize the anticipated benefits of an acquisition and each acquisition has numerous risks. These risks include the following:

•	changes in United States tax laws may impose burdensome reporting or regulation on our operations;
•	risks related to our failure to continue to obtain financing on a timely basis and on acceptable terms;
•	our ability to keep pace with technology changes and competitive conditions;
•	other risks and uncertainties related to our business plan and business strategy; and
•	the impact on the world economy of coronavirus (“COVID-19”).

Our platform may be exploited to facilitate illegal activity such as fraud, money laundering, gambling, tax evasion, and scams. If any of our customers use our platform to further such illegal activities, our business could be adversely affected.

Our platform may be exploited to facilitate illegal activity including fraud, money laundering, gambling, tax evasion, and scams. We or our partners may be specifically targeted by individuals seeking to conduct fraudulent transfers, and it may be difficult or impossible for us to detect and avoid such transactions in certain circumstances. The use of our platform for illegal or improper purposes could subject us to claims, individual and class action lawsuits, and government and regulatory investigations, prosecutions, enforcement actions, inquiries, or requests that could result in liability and reputational harm for us. Moreover, certain activity that may be legal in one jurisdiction may be illegal in another jurisdiction, and certain activities that are at one time legal may in the future be deemed illegal in the same jurisdiction. As a result, there is significant uncertainty and cost associated with detecting and monitoring transactions for compliance with local laws. In the event that a customer is found responsible for intentionally or inadvertently violating the laws in any jurisdiction, we may be subject to governmental inquiries, enforcement actions, prosecuted, or otherwise held secondarily liable for aiding or facilitating such activities. Changes in law have also increased the penalties for money transmitters for certain illegal activities, and government authorities may consider increased or additional penalties from time to time. Owners of intellectual property rights or government authorities may seek to bring legal action against money transmitters, including us, for involvement in the sale of infringing or allegedly infringing items. Any threatened or resulting claims could result in reputational harm, and any resulting liabilities, loss of transaction volume, or increased costs could harm our business.

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Risks Related to the Ownership of Our Common Stock

If we are subject to Securities and Exchange Commission regulations relating to low-priced stocks, the market for our common stock could be adversely affected.

The SEC has adopted regulations concerning low-priced or “penny” stocks. The regulations generally define “penny stock” to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares are offered at a market price less than $5.00 per share, and do not qualify for any exemption from the penny stock regulations, our shares may become subject to these additional regulations relating to low-priced stocks.

The penny stock regulations require that broker-dealer who recommend penny stocks to persons other than institutional accredited investors make a special suitability determination for the purchase, receive the purchaser’s written agreement to the transaction prior to the sale and provide the purchaser with risk disclosure documents that identify risks associated with investing in penny stocks. Furthermore, the broker-dealer must obtain a signed and dated acknowledgment form the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before effecting a transaction in penny stock. These requirements have historically resulted in reducing the level of trading activity in securities that become subject to the penny stock rules.

The additional burdens imposed upon broker-dealers by these penny stock requirements may discourage broker-dealers from effecting transactions in the common stock, which could severely limit the market liquidity of our common stock and our shareholders’ ability to sell our common stock in the secondary market.

The trading price of our common stock is likely to continue to be volatile.

The trading price of our common stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced, and likely will continue to experience, substantial price and volume fluctuations that are often unrelated or disproportionate to the operating performances of companies. Our common stock may be traded by short sellers which may put pressure on the supply and demand for our company stock, further influencing volatility in its market price. Public perception and other factors outside of our control may additionally impact our stock price and volatility. The market price of our common stock will likely fluctuate significantly in response to the following or other factors, again some of which are beyond are control:

•	Significant delays in our supply channel;
•	Inability to raise additional capital or do so on favorable terms, if necessary, to maintain or grow our operations;
•	Additions or departures of key personnel;
•	Future sales of our common stock;
•	Stock market price and volume fluctuations attributable to inconsistent trading volume levels of our stock;
•	Commencement of or involvement in litigation; and
•	Our inability to effectively manage our current and future operations.

We may fail to meet our publicly announced guidance or other expectations about our business, which could cause our stock price to decline.

From time-to-time we may provide guidance regarding our expected financial and business performance. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process, and our guidance may not ultimately be accurate. Our guidance is based on certain assumptions such as those relating to sales volumes (which generally are not linear throughout a given period), average sales prices, supplier and commodity costs, and planned cost reductions. If our guidance varies from actual results due to our assumptions not being met or the impact on our financial performance that could occur as a result of various risks and uncertainties, the market value of our common stock could decline significantly.

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Transactions relating to our convertible notes may dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of the convertible notes issued by us, or our subsidiaries would dilute the ownership interests of existing stockholders to the extent we deliver shares upon conversion of any of such notes by their holders, and we may be required to deliver a significant number of shares. Any sales in the public market of the common stock issuable upon such conversion could adversely affect their prevailing market prices. In addition, the existence of the convertible senior notes may encourage short selling by market participants because the conversion of such notes could be used to satisfy short positions, or the anticipated conversion of such notes into shares of our common stock could depress the price of our common stock.

The Conversion of our Preferred Stock may dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of the issue and outstand shares of preferred stock would dilute the ownership interests of existing stockholders to the extent we deliver shares upon conversion of any of such shares by their holders, and we may be required to deliver a significant number of shares. Any sales in the public market of the common stock issuable upon such conversion could adversely affect their prevailing market prices.

Our Series A Preferred Stock has a conversion ratio of five hundred (500) shares of Common Stock for each single (1) share of Series A Preferred Stock. There are 1,200,000 shares of Series A Preferred Stock authorized and 0 shares issued and outstanding. Upon conversion of the Series A Preferred Stock the Company would obligated to issue 600,000,000 common shares.

Our Series B Preferred Stock at the conversion ratio of one hundred (100) shares of Common Stock for each single (1) share of Series B Preferred Stock. There are 1,000,000 shares of Series B Preferred Stock authorized and 1,000,000 shares issued and outstanding. Upon conversion of the Series B Preferred Stock the Company is obligated to issue 100,000,000 common shares.

We do not anticipate paying any dividends on our common stock.

We do not anticipate paying any dividends on our common stock for the foreseeable future. Rather, we intend to retain any future earnings for use in the operation and expansion of our business.

General Risk Factors

Unanticipated changes in our tax provisions, the adoption of a new U.S. tax legislation, or exposure to additional income tax liabilities could affect our profitability.

We are subject to income taxes, and are therefore subject to potential tax examinations, in the United States. Tax authorities may disagree with our tax positions and assess additional taxes. We regularly assess the likely outcome of these examinations in order to determine the appropriateness of our tax provision. However, there can be no assurance that we will accurately predict the outcomes of these potential examinations, and the amounts ultimately paid upon resolution of examinations could be materially different from the amount previously included in our income tax expense and therefore, could have a material impact on our tax provision, net income, and cash flows. In addition, our future effective tax rate could be adversely affected by changes to our operating structure, changes in the valuation of deferred tax assets and liabilities, changes in tax laws, and the discovery of new information in the course of our tax return preparation process. In addition, recently announced proposals for new U.S. tax legislation could have a material effect on the results of our operations, if enacted.

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We are susceptible to changes in employment laws and regulations or to changes in employment classifications by government agencies.

As we expand our operations, we may become subject to additional federal and state employment laws. Therefore, we may be required to allocate resources, including management’s time, to establishing a policy pursuant to which we evaluate any changes in federal and state laws to ensure our compliance with these requirements. In addition, other factors beyond our control, including increases in minimum wage requirements, overtime pay, healthcare reform, and other laws and regulations affecting employees, independent contractors, and other third-party service providers, could have a material adverse effect on our business, financial condition, and results of operation.

We depend on third-party providers for internet, other communication infrastructures and data management systems upon which our operations critically rely.

We rely on third-party service providers for substantially all of our communication and information technology systems, including for product data management, procurement, inventory management, operations planning and execution, sales, service, and logistics, financial, tax and regulatory compliance systems. We rely on our third-party service providers to protect our systems and databases against intellectual property theft, data breaches, sabotage and other external or internal cyber-attacks or misappropriation. No assurances can be made that third-party service providers will protect against those and other risks. Any disruption, either temporary or permanent, to our communication and technology systems would likely have a significant adverse material effect on our business, financial condition, and operating results.

Our operations could be adversely affected by events outside of our control, such as natural disasters, wars, or health epidemics.

We may be impacted by natural disasters, wars, health epidemics, or other events outside of our control. If major disasters such as earthquakes, floods, fires, or other events occur, or our information system or communications breaks down or operates improperly, our headquarters and/or exploration operations on our various mining properties may be seriously damaged, or we may have to stop or delay our operations. In addition, the global COVID-19 pandemic has impacted economic markets, manufacturing operations, supply chains, employment and consumer behavior in nearly every geographic region and industry across the world, and we have been, and may in the future be, adversely affected as a result. We may incur expenses or delays relating to such events outside of our control, which could have a material adverse impact on our business, operating results, and financial condition.

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Item 2.	Financial Information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We have included with this registration statement audited financial statements for the fiscal years ended December 31, 2025, and December 31, 2024.

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Business Development Plan

SportsQuest operates a web portal (www.iefranchise.com) that provides information on more than 350 franchise opportunities. Franchisors advertise with us to have their franchise opportunity listed on our site. We earn a fee whenever a visitor to our site purchases a franchise from one of the listed franchisors.

Primary market: Services will be marketed in various social media portal, blogs, press releases, newsletters, franchise portals, our website, YouTube, and via social events where we will be presenting our business card containing a bar code people can scan.

Secondary market research: registering with BBB (Better business Bureau), Chamber of Commerce, attending Franchise Shows and handing out our business cards, may be worth having a booth at the franchise show, AFA (American Franchise Association), IFA (International Franchise Association), Franchise journal publication, The Great American Franchise Expo, Franchise times, Franchise Business Review and a blog that discusses franchise news such as Blue MauMau. In addition to this we will network by attending various events on EventBrite and other such networking events as they arise.

According to the International Franchise Association 2026 Economic Outlook in 2026, the number of franchise establishments will grow from 832,521to 845,000 units – an increase of 1.5%.

Service-based industries and quick-service restaurants will witness higher growth than other industries. On the state and regional level, the report shows that states have experienced different rates of franchise business growth due to disparities in business climates, migration trends, the labor market, and major industry investments.

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Summary of Our Opportunity

Franchise Consulting services will be provided without any charge to the end-user by SportsQuest. It is only after the sale is made by the franchisor that the franchisor will pay 25-100% of the franchise fee to us as the franchise consultant. This methodology proves to have no pressure tactic for the potential franchisee or end-user. As FCPs we ensure that the franchisee or the potential franchisee receives valuable information and support without the direct pressure tactics some franchisors utilize to close the sale. Moreover, the support provided by the franchise consultant continues until the end-user becomes a franchisee. The best part is that as FCPs we do not favor one franchisor over another, as we work with the potential franchisee by finding out exactly what their needs are, based on their lifestyle and financial capability. As one can see there are numerous benefits to working with a franchise consultant versus going directly to a franchisor.

The secondary service provided by SportsQuest is selling unused or excess leads to franchisors similar to franchise portals such as franchisegator.com

Our third revenue source is from speaking to potential private businesses that wish to franchise their business. The president of the company was able to franchise his own private business and grow it into 300 plus locations prior to selling the opportunity creating an exit strategy for the business.

The fourth revenue source comes from the Presidents many years in the mergers and acquisitions business and his ability to take private companies public should the need arise for them to raise funds in the public markets or need that exit strategy most companies can benefit from.

The fifth revenue source comes from referrals we provide to potential franchisees for funding and or legal advice.

Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. Material changes in our Statement of Operations for the years ended December 31, 2025 and December 31, 2024, are discussed below.

Results of Operations for the Period Ended December 31, 2025

Revenues

The Company did not generate any revenues for the relevant periods.

Cost of Revenues and Gross Profit

The Company did not have any costs associated with revenues for the relevant periods nor did it generate a gross profit or loss.

Operating Expenses

Operating expenses for the period ended December 31, 2025 were $90,140 compared to $116,761 for the same period in 2024, a decrease of $26,621. Operating expenses consist of bank charges, hotel and accommodations, telecommunications, and consulting services. The decrease is due to lower consulting services expense. We expect our operating costs to continue to increase in our next 12 months as we continue to develop our franchise portal and expand our operations.

Other Income (Expense)

Other income (expense) for the period ended December 31, 2025 and 2024 was ($31,500) and ($110,682), respectively. The change in other income (expense) can be attributed to the Company’s loss from settlement/debt extinguishment during both periods.

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Net Loss from Continuing Operations

Net income (loss) from operations for the period ended December 31, 2025 and the period ended December 31 2024 was (90,140) and (116,761). The decrease in the net loss can primarily be attributed to decreased costs associated with consulting fees and a lower loss loss from settlement/debt extinguishment.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

As of December 31, 2025, the Company had $259 in cash and cash equivalents. The Company did not generate revenues for the period ended December 31, 2025 and has relied primarily upon capital generated from public and private offerings of its securities and loans from shareholders.

Cash flows

Net cash used in operating activities for the periods ended December 31, 2025 and 2024 were ($104,741) and ($216,488), respectively. The primary difference was due to the loss from continuing operations.

Net cash provided by financing activities for the periods ended December 31, 2025 and 2024, were $101,809 and $217,702, respectively.

Comparison of Results of Operations for the Years Ended December 31, 2024 and 2023

The following table sets forth the summary operations for the years ended December 31, 2024 and 2023:

	For the Year Ended
	31-Dec-24	31-Dec-23

Revenues	$–	$–
Cost of Revenues	$–	$–
Gross Profit	$–	$–
General and Administrative Expense	$100,887	$81,629
Interest Expense	$15,874	$11,971
Loss from settlement/debt extinguishment	$(110,682)	$(16,860)
Net Loss from Continuing Operations	$(227,443)	$(110,461)

Revenues

The Company did not generate any revenues for the relevant periods.

Cost of Revenues and Gross Profit

The Company did not have any costs associated with revenues for the relevant periods nor did it generate a gross profit or loss.

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Operating Expenses

Operating expenses for the year ended December 31, 2024 were $116,761 as compared to $93,601 for the year ended December 31, 2023, an increase of $23,160. Operating expenses consist of bank charges, hotel and accommodations, telecommunications, and consulting services,. We expect our operating costs to continue to increase in our next 12 months as we continue to develop our franchise portal and expand our operations.

Other Income (Expense)

Other income (expense) for the year ended December 31, 2024 and December 31, 2023 was ($110,682) and $16,860, respectively. The change in other income (expense) can be attributed to the Company’s Loss from settlement/debt extinguishment.

Net Loss from Continuing Operations

Net income (loss) from operations for the years ended December 31, 2024 and December 31, 2023 was (227,443) and (110,461). The increase in the net loss can primarily be attributed to increased costs associated with administrative expenses and the Loss from settlement/debt extinguishment.

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

As of December 31, 2024, the Company had $3,191 in cash and cash equivalents. The Company did not generate revenues for the year ended December 31, 2024 and has relied primarily upon capital generated from public and private offerings of its securities.

Cash flows

Net cash used in operating activities for the years ended December 31, 2024 and 2023 were ($216,488) and ($98,489), respectively. The primary difference was due to the loss from continuing operations attributable to common stockholders.

Net cash provided by financing activities for the years ended December 31, 2024 and 2023, were $217,702 and $98,260, respectively.

Off Balance Sheet Arrangements

We have made no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies & Use of Estimates

Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with the Company’s Board of Directors, management has identified in the accompanying financial statements the accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.  See “Note 2 – Summary of Significant Accounting Policies” in our financial statements for additional information.

Subsequent Material Events

The Company evaluated subsequent events that have occurred after the balance sheet date of December 31, 2024, and up through the date of this Registration Statement. There are two types of subsequent events: (i) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (ii) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has determined that there are no additional events that would require adjustment to or disclosure in the attached financial statements.

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Item 3.	Properties.

Principal Executive Office

The Company’s corporate headquarters are located in West Palm Beach FL at 500 S. Australian Ave. Suite #600, West Palm Beach, Florida 33401. We also use another West Palm Bech location for administrative purposes. These premises consist of approximately 600 square feet in a multi-tenant building leased by the Company from an unaffiliated third party pursuant to a month-to-month lease with the option to convert to a longer term at the Company’s sole option. Current monthly rent under this lease is approximately $2,500.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information regarding beneficial ownership of our Stock as of the date of this filing.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. Percentage of beneficial ownership before the offering is based on 4,024,163,151 Shares of Common Stock outstanding, and 1,000,000 shares of Series B Preferred Stock as of the date of this filing.

(1) Title of class	(2) Name of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class
Preferred A	Zoran Cvetojevic (1) Chairman and Treasurer	1,200,000	100%
Preferred B	Zoran Cvetojevic (1) Chairman andTreasurer	1,000,000 (Direct)	100%
N/A	Irina Veselinovic (1) Chief Executive Officer, Chief Operations Officer, Secretary, President, Vice President	--	--

Preferred A	Officers and Directors as a Group	1,200,000	100%
Preferred B	Officers and Directors as a Group	1,000,000	100%
Common	Jeffrey Burns (2)	650,000,000	16.16%
Common	Energy 101 Consulting (3)	195,000,000	4.85%
Common	JMJ Consulting (4)	195,000,000	4.85%

(1) The mailing address for these individuals is 500 S. Australian Ave. Suite #600, West Palm Beach, Florida 33401.

(2) The address for Jeffrey Burns is 110 Lee St Thomasville, GA 31792-5088

(3) The address for Energy 101 Consulting is 2387 W. Oakfield Road, Grand Island, NY 14072

(4) The address for JMJ Consulting is 209 Lincroft Rd, Buffalo, NY 14218-2107

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Item 5.	Directors and Executive Officers.

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name	Position	Age	Director or Officer Since
Zoran Cvetojevic	Chairman of the Board of Directors, Treasurer	72	July 16, 2021
Irina Veselinovic	Chief Operations Officer, Chief Executive Officer, Secretary, President, Vice President	41	July 7, 2022

Zoran Cvetojevic , Chairman of the Board of Directors, Treasurer

Zoran Cvetojevic graduated from the University of Electronic Engineering, Skopje, North Macedonia, (Former Yugoslavia). MSc degree Master of Science in Electronic design at Cranfield Institute of Technology, England in 1989. During his long work experience as a manager and director of various companies, Mr. Cvetojevic expanded his interests into business administration and strategy. Mr. Cvetojevic is an accredited investor and sits as a Chairman and or an independent Board Advisor on many publicly traded companies.

Mr. Cvetojevic was the chairman of:

Mining Global (MNGG) until November 10, 2023

Media Sentiment, Inc. (MSEZ) from Septembrer 29, 2022 to present

Viabuilt Ventures Inc. (VBVT) from September 2022 to present

His past hobby involved stock trading financing and being a Marketing director. Mr. Cvetojevic has a great ability to design, implement and facilitate the required annual marketing plan. In addition to this, Mr. Cvetojevic possesses a great ability to develop, and execute Research, analysis, and monitoring of financial, technological, and demographic factors. Mr. Cvetojevic understands the importance of undertaking and evaluating customer research, market conditions, and competitor data. Mr. Cvetojevic has experience with new software implementation and is not afraid to test and implement the latest technologies available to provide corporations with the competitive advantage required to succeed.

Zoran has been retired for past more than 5 years. He has been an engineer for his entire career and has played a pivotal role in numerous publicly traded companies.

With a Master’s degree in Electronic Design and decades of managerial experience, he has successfully expanded his focus into business administration and corporate governance. Zoran’s work as an accredited investor and his role as Chairman and independent Board Advisor in several publicly traded companies showcase his leadership in high-level decision-making.

Additionally, his hands-on experience in managing corporate transitions, executing marketing strategies, and adopting cutting-edge technologies adds immense value to SportsQuest. Despite his recent retirement, Zoran’s passion for innovation and corporate success makes him an invaluable asset to the company as Chairman, providing strong oversight and guiding the organization towards future growth.

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Irina Veselinovic, Chief Operations Officer, Chief Executive Officer, Secretary, President, Vice President

As a Business Development Manager, Irina was working in private companies and spent almost two decades mastering her leadership in administration, accounting, investor relations skills and financial intelligence. In addition, her creativity and entrepreneurial versatility is reflected by her professional endeavors in the interior design and fashion industries. Relying on her extensive background in various business fields, Irina is able to provide the necessary connections and momentum that is the cornerstone of our team.

Irina has been involved with publicly trading companies for 15 years, where she mastered her skills in administration and legal requirements. She has been CEO and Secretary in numerous public companies.

Public Company experience:

Viabuilt Ventures Inc. October 14, 2022– CEO: Viabuilt Ventures is engaged in the acquisition and development of software.

Media Sentiment, Inc. September 29 2022 – CEO: Media Sentiment holds equity interests in a diverse portfolio of listed companies across the United States and international markets. The company provides comprehensive business support to its subsidiaries, ensuring streamlined access to major capital markets worldwide.

Prestige Cars International, Inc. March 27, 2025 – Consulant; PREC core business consists of buying, maintaining, selling and servicing luxury European vehicles and supplying OEM parts worldwide.

Mining Global, Inc. – Interim COO - 2022 through November 2023 – assisted management in bringing company compliant with OTC Markets

Hiru Corp. – Secretary – November 2023 – December 2024 -- The company is primarily engaged in exploration stage mining in a massive Belfour mine project in Australia.

DKG Capital Inc. – Consultant December 2021– DKG offers non-recourse invoice discounting and factoring on their existing outstanding invoices

Private Company Experience:

SERVICO Consulting – Owner/CEO

2016 to Present.

SERVICO provides business re-organization, web development, print design, and other services aimed at supporting businesses.

Zebrano Enterijer – Owner/CEO

May 2010 - Present

Project management, business organization, team organization

Irina brings nearly two decades of leadership expertise, combining skills in administration, accounting, investor relations, and financial intelligence with creativity and entrepreneurial versatility. Her professional background spans interior design, fashion, business consulting, and organization, showcasing her adaptability and innovative thinking. With 15 years of experience in publicly traded companies, Irina has mastered corporate governance, regulatory compliance, and administration, holding key roles as CEO and Secretary in multiple organizations. As a Business Development Manager, she built a strong network of industry connections and momentum, driving growth and fostering strategic partnerships. Her proven leadership, comprehensive expertise, and dynamic vision make her the cornerstone of SportsQuest, Inc., positioning the company for long-term success.

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Board of Directors and Officers

Each director is elected until our next annual meeting of stockholders and until his successor is duly elected and qualified. The Board of Directors may also appoint additional directors up to the maximum number permitted under our by-laws. A director so chosen or appointed will hold office until the next annual meeting of stockholders. Each executive officer serves at the discretion of the Board of Directors and holds office until their successor is elected or until their resignation or removal in accordance with our articles of incorporation and by-laws.

Family Relationships

There are no family relationships between or among any of our directors or executive officers.

Significant Employees

The Company does not presently have any significant employees other than the named officers and directors.

Meeting and Committees of the Board of Directors

During the years ended December 31, 2023 and December 31, 2024, our Board of Directors held meetings on an as-needed basis.

As our common stock is not presently listed for trading or quotation on a national securities exchange or NASDAQ, we are not presently required to and do not have any board committees.

We do not currently have an audit committee financial expert, nor do we have an audit committee. Our entire board of directors handles the functions that would otherwise be handled by an audit committee. We do not currently have the capital resources to pay director fees to a qualified independent expert who would be willing to serve on our board and who would be willing to act as an audit committee financial expert. As our business expands and as we appoint others to our board of directors, we expect that we will seek a qualified independent expert to become a member of our board of directors. Before retaining any such expert, our board would make a determination as to whether such a person is independent.

Due to our small size and limited operations to date, we do not presently have a nominating committee, compensation committee or other committee performing similar functions. We have not adopted any procedures by which security holders may recommend nominees to the board of directors, and we do not have a diversity policy.

Board Leadership Structure and Role on Risk Oversight

We have no policy requiring the combination or separation of the Principal Executive Officer and Chairman roles and our governing documents do not mandate a particular structure. Our directors recognize that the leadership structure and the combination or separation of these leadership roles is driven by our needs at any point in time.

Our directors are involved in the general oversight of risks that could affect our business and they will continue to evaluate our leadership structure and modify such structure as appropriate based on our size, resources and operations.

Stockholder Communication with the Board of Directors

Stockholders may send communications to our board of directors by writing to SportsQuest, Inc., 500 S. Australian Ave., Suite #600, West Palm Beach, FL 33401 or corporate@sports-quest.co.

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Officers and Directors Indemnification

Under our Certificate of Incorporation and Bylaws, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the Company’s best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, the Company must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order. The indemnification coverage is intended to be to the fullest extent permitted by applicable laws.

Regarding indemnification for liabilities arising under the Securities Act, which may be permitted to officers or directors under applicable state law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To the best of our knowledge there are no known delinquencies.

Item 6.	Executive Compensation.

Compensation of Directors and Executive Officers

Name & Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	All Other Compensation	Total
Zoran Cvetojevic	2025	$–	$–	$–	$–	$–	$–	$–
Treasurer, Chairman	2024	$–	$–	$–	$–	$–	$–	$–
	2023	$–	$–	$–	$–	$–	$–	$–
Irina Veselinovic	2025	$–	$–	$–	$–	$–	$–	$–
CEO, COO, Secretary,	2024	$–	$–	$–	$–	$–	$–	$–
President, Vice President	2023	$–	$–	$–	$–	$–	$–	$–
Alexander Sentic (1)	2025	$–	$–	$–	$–	$–	$–	$–
Director	2024	$–	$–	$–	$–	$–	$–	$–
	2023	$–	$–	$–	$–	$–	$–	$–
Dr. Sanja Pekovic (2)	2025	$–	$–	$–	$–	$–	$–	$–
Director	2024	$–	$–	$–	$–	$–	$–	$–
	2023	$–	$–	$–	$–	$–	$–	$–

(1)	Alexander Sentic resigned as the company’s director on November 4, 2025.
(2)	Dr. Sanja Pekovic resigned as the company’s director on November 4, 2025.

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Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards are outstanding as of December 31, 2025, or December 31, 2024.

Bonuses and Deferred Compensation

We do not have a deferred compensation or retirement plan. All decisions regarding compensation, including the payment of bonuses, are determined by our Board of Directors.

Options and Stock Appreciation Rights

As of December 31, 2025, and December 31, 2024, no options have been issued.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with our directors or executive officers.

Employment Agreements

None.

Director Agreements

None.

Board of Directors

Each director is elected until our next annual meeting of stockholders and until his successor is duly elected and qualified. The Board of Directors may also appoint additional directors up to the maximum number permitted under our by-laws. A director so chosen or appointed will hold office until the next annual meeting of stockholders. Each executive officer serves at the discretion of the Board of Directors and holds office until their successor is elected or until their resignation or removal in accordance with our articles of incorporation and by-laws.

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Item 7.	Certain Relationships and Related Transactions, and Director Independence.

None of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 10% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the years ended December 31, 2025, and December 31, 2024 and through the date of this Registration Statement or in any proposed transaction, which has materially affected or will affect the Company.

However, Zoran Cvetojevic (Chairman of the Board of Directors, President, Treasurer, Secretary) owns 1,200,000 shares of our Series A Preferred Stock and 1,000,000 shares of our Series B Preferred Stock.

In addition, On January 20, 2023, the Company entered into $67,500 convertible note agreement bearing an interest rate of 10% with Zoran Cvetojevic, Director of the Company, with a 36-month term. The note will rank senior to all other obligations. The securities will convert into common shares at a conversion price of $0.00001 any time prior to maturity.

Item 8.	Legal Proceedings.

As of the date of this filing, the Company is not currently a party to any legal proceedings, and no such proceedings are known to be contemplated by any governmental authority or third party. The Company has not been involved in any litigation, arbitration, or administrative actions that would materially affect its financial condition, results of operations, or liquidity.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

Our common stock is qualified for quotation on the OTC Markets-OTC Pink under the symbol “SPQS”. The following table sets forth the range of the high and low bid prices per share of our common stock for each quarter of our fiscal year as reported in the over-the-counter markets. These quotations represent interdealer prices, without retail markup, markdown, or commission, and may not represent actual transactions. There currently is a minimal liquid trading market for our common stock. There can be no assurance that a significant active trading market in our common stock will develop, or if such a market develops, that it will be sustained.

	2025
	High	Low
First Quarter (through March 31)	$0.0002	$0.0001
Second Quarter (through June 30)	0.0002	0.0001
Third Quarter (through September 30)	0.0002	0.0001
Fourth Quarter (through December 31)	0.0003	0.0002

	2024
	High	Low
First Quarter (through March 31)	$0.0003	$0.0001
Second Quarter (through June 30)	0.0002	0.0001
Third Quarter (through September 30)	0.0008	0.0003
Fourth Quarter (through December 31)	0.0004	0.0002

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The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. At present, we have no plans to register our securities in any particular state. Further, our shares may be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000 by an individual, or $300,000 together with his or her spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

As of April 16, 2026, out of a total of 5,000,000,000 shares of Common Stock authorized, there are a total of 4,024,163,151 shares of Common Stock issued and outstanding, of which 660,372,569 shares are issued as restricted securities and can only be sold or otherwise transferred pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration, all of which are held by non-affiliates.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of a reporting company for at least six months, including any person who may be deemed to be an “affiliate” of the company (as the term “affiliate” is defined under the Securities Act), is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the company’s common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale or (ii) 1% of the shares then outstanding. In order for a stockholder to rely on Rule 144, adequate current public information with respect to the company must be available. A person who is not deemed to be an affiliate of the company and has not been an affiliate for the most recent three months, and who has held restricted shares for at least one year is entitled to sell such shares without regard to the various resale limitations under Rule 144. Under Rule 144, the requirements of paragraphs (c), (e), (f), and (h) of such Rule do not apply to restricted securities sold for the account of a person who is not an affiliate of an issuer at the time of the sale and has not been an affiliate during the preceding three months, provided the securities have been beneficially owned by the seller for a period of at least one year prior to their sale. For purposes of this registration statement, a controlling stockholder is considered to be a person who owns 10% or more of the company’s total outstanding shares or is otherwise an affiliate of the Company. No individual person owning shares that are considered to be not restricted owns more than 10% of the Company’s total outstanding shares.

Holders

As of April 16, 2026 we had 122 shareholders of common stock per transfer agent’s shareholder list.

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Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying any dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the growth of the Registrant’s business.

Equity Compensation Plan Information

The Company has not yet adopted an equity compensation plan as of September 30, 2025, or subsequently through the filing of this registration statement.

Item 10.	Recent Sales of Unregistered SecuritieS.

All of the securities discussed below were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act. All issuances are for common stock unless stated otherwise.

September 19, 2023
On September 19, 2023, the Company converted a portion of its outstanding convertible note into 215,600,000 common shares issued to Emry Capital Group / Miro Zecevic. The original note was issued on March 30, 2021 in the principal amount of $63,000, bearing an interest rate of 15% per annum, accruing annually, calculated monthly and compounded monthly, with a maturity of two years. The note is convertible into common shares at a conversion price equal to the lower of the Company’s par value or $0.001 per share at any time prior to maturity. The conversion was executed as a partial debt conversion pursuant to Section 4(a)(1) of the Securities Act. The shares were issued unrestricted.

February 26, 2024
On February 26, 2024, the Company converted a portion of its outstanding convertible note into 107,800,000 common shares issued to Red Rock Fund Corp. / Aldo Rotondi. The original note was issued on March 30, 2021 in the principal amount of $63,000, bearing an interest rate of 15% per annum, accruing annually, calculated monthly and compounded monthly, with a maturity of two years. The note is convertible into common shares at a conversion price equal to the lower of the Company’s par value or $0.001 per share at any time prior to maturity. The conversion was executed pursuant to Section 4(a)(1) of the Securities Act. The shares were issued unrestricted.

June 24, 2024
On June 24, 2024, the Company converted a portion of its outstanding convertible note into 252,000,000 common shares issued to GB 2 Partners, Inc. – Pascal Siegenthaler. The original note was issued on March 30, 2021 in the principal amount of $63,000, bearing an interest rate of 15% per annum, accruing annually, calculated monthly and compounded monthly, with a maturity of two years. The note is convertible into common shares at a conversion price equal to the lower of the Company’s par value or $0.001 per share at any time prior to maturity. The conversion was executed as a debt conversion through an off-the-market purchase pursuant to Section 4(a)(1) of the Securities Act. The shares were issued unrestricted.

September 4, 2024
On September 4, 2024, the Company converted a portion of its outstanding convertible note into 240,000,000 common shares issued to Emry Capital Group / Miro Zecevic. The original note was issued on March 30, 2021 in the principal amount of $63,000, bearing an interest rate of 15% per annum, accruing annually, calculated monthly and compounded monthly, with a maturity of two years. The note is convertible into common shares at a conversion price equal to the lower of the Company’s par value or $0.001 per share at any time prior to maturity. The conversion was executed as a debt conversion through an off-the-market purchase pursuant to Section 4(a)(1) of the Securities Act. The shares were issued unrestricted.

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October 8, 2024
On October 8, 2024, the Company converted a portion of its outstanding convertible note into 300,000,000 common shares issued to Emry Capital Group / Miro Zecevic. The original note was issued on March 30, 2021 in the principal amount of $63,000, bearing an interest rate of 15% per annum, accruing annually, calculated monthly and compounded monthly, with a maturity of two years. The note is convertible into common shares at a conversion price equal to the lower of the Company’s par value or $0.001 per share at any time prior to maturity. The conversion was executed as a debt conversion through an off-the-market purchase pursuant to Section 4(a)(1) of the Securities Act. The shares were issued unrestricted.

November 12, 2024
On November 12, 2024, the Company converted a portion of its outstanding convertible note into 330,000,000 common shares issued to Emry Capital Group / Miro Zecevic. The original note was issued on March 30, 2021 in the principal amount of $63,000, bearing an interest rate of 15% per annum, accruing annually, calculated monthly and compounded monthly, with a maturity of two years. The note is convertible into common shares at a conversion price equal to the lower of the Company’s par value or $0.001 per share at any time prior to maturity. The conversion was executed as a debt conversion through an off-the-market purchase pursuant to Section 4(a)(1) of the Securities Act. The shares were issued unrestricted.

January 14, 2025
On January 14, 2025, the Company converted a portion of its outstanding convertible note into 330,000,000 common shares issued to Emry Capital Group / Miro Zecevic. The original note was issued on March 30, 2021 in the principal amount of $63,000, bearing an interest rate of 15% per annum, accruing annually, calculated monthly and compounded monthly, with a maturity of two years. The note is convertible into common shares at a conversion price equal to the lower of the Company’s par value or $0.001 per share at any time prior to maturity. The conversion was executed as a debt conversion through an off-the-market purchase pursuant to Section 4(a)(1) of the Securities Act. The shares were issued unrestricted.

Item 11.	Description of Registrant’s Securities to be Registered.

The following is a summary of the rights of our Common Stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, bylaws, and the Certificates of Designation (as defined below) of our preferred stock, copies of which are filed as exhibits to the registration statement, and to the applicable provisions of Wyoming law. The Company is authorized by its Certificate of Incorporation to issue an aggregate of 5,000,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), 1,200,000 shares of Series A Preferred Stock, and 1,000,000 shares of Series B Preferred Stock. As of April 16, 2026, the Company had 4,024,163,151 shares of Common Stock issued and outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock may receive dividends out of funds legally available if our Board, at its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future.

Voting Rights

Each stockholder is entitled to one vote for each share of common stock held by such stockholders.

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Right to Share in Residual Assets

In the event of liquidation or dissolution, common stockholders are entitled to a share of the remaining corporate assets after creditors and preferred stockholders are paid.

Preemptive Rights

Common stockholders do not have any preemptive rights

Preferred Stock in General

The preferred stock of the Company may be issued from time to time by the Board of Directors in one or more series. The description of shares of each series of preferred stock will be set forth in resolutions adopted by the Board of Directors and a Certificate of Designation to be filed as required by Wyoming law prior to issuance of any shares of the series. The Certificate of Designation will set the number of shares to be included in each series of preferred stock and set the designations, preferences, conversion, or other rights, voting powers, restrictions, limitations as to distribution, qualifications, or terms and conditions of redemption relating to the shares of each series. However, the Board of Directors is not authorized to change the right of the common stock to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to each series of preferred stock includes, but is not limited to, setting, or changing the following:

•	The number of shares constituting such series and the distinctive designation of such series;

•	The dividend rate on the shares of such series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

•	Whether such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

•	Whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

•	Whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	Whether such series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund;

•	The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

•	Any other relative rights, preferences, and limitations of such series.

The Company is authorized to issue up to 1,200,000 shares of Series A preferred stock, and 1,000,000 shares of Series B preferred stock, par value $0.01. As of the date of this filing, there are 1,200,000 shares of Series A preferred stock and 1,000,000 shares of Series B preferred stock issued and outstanding. The rights and preferences of the Series A and Series B Preferred Stock are described below.

38

Series A Preferred Stock:

Dividends

The Holder of Series A Preferred Stock will not be entitled to receive dividends of any kind, including but not limited to and dividends paid on Common Stock.

Conversion to Common Stock

The Holder of the Series A Preferred Stock shall have the right, from time to time, to convert shares of the Series A Preferred Stock at the conversion ratio of five hundred (500) shares of Common Stock for each single (1) share of Series A Preferred Stock. Shares of Series A Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio herein prior to the reverse split. The conversion rate of the Series A Preferred Stock would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

Liquidation Preference

The Series A Preferred Stock shall have liquidation rights with respect to liquidation preference upon the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary equal to the number of shares of Common Stock as if all Series A Preferred Shares remaining issued and outstanding were converted to Common Stock.

Voting Rights

If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to three (3) times the sum of the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus, the total number of votes granted to any preferred stock series which are issued and outstanding at the time of voting.

Series B Preferred Stock:

Dividends

Series B Preferred Stock will not be entitled to receive dividends of any kind when, and if, declared by the Board of Directors at their sole discretion.

Liquidation Preference

The Series B Preferred Stock shall have liquidation rights with respect to liquidation preference upon the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary equal to the number of shares of Common Stock as if all Series B Preferred Shares remaining issued and outstanding were converted to Common Stock.

Conversion to Common Stock

Series B Preferred Stock at the conversion ratio of one hundred (100) shares of Common Stock for each single (1) share of Series B Preferred Stock. Shares of Series B Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ration herein prior to the reverse split. The conversion rate of the Series B Preferred Stock would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

Voting Rights

Each share of Series B Preferred Stock shall have one hundred (100) votes for any election or other vote placed before the shareholders of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Empire Stock Transfer Inc., with an address at 1859 Whitney Mesa Dr., Henderson, NV 89014. Their phone number is 702-818-5898.

39

Item 12.	Indemnification of Directors and Officers.

Our articles provide to the fullest extent permitted by the Wyoming Business Corporations Act (“WBCA) that our directors or officers shall not be personally liable to the Company or our stockholders for damages for breach of such directors’ or officers’ fiduciary duty. The effect of this provision of our articles is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

Under the WBCA, a corporation can indemnify officers, directors, employees and agents, provided, that with respect to a director, such indemnification is permitted if (i) the director conducted himself or herself in good faith and in a manner he or she reasonably believes to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which he or she had no reasonable cause to believe was unlawful, or (ii) the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by Wyoming corporate law; provided that in the case of actions brought by or in the right of the corporation, (i) indemnification of directors is permitted only for reasonable expenses (including legal fees) incurred in connection with the proceeding if it is determined that the director has met the standard of conduct described herein, and (ii) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in the director’s capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

40

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

SPORTSQUEST, INC.

Audited Financial Statements

For the year ended December 31, 2025 & 2024.

41

ALOBA, AWOMOLO & PARTNERS

(Chartered Accountants)

Floor 4, Providence Court, Ajibade Bus Stop, Beside CocaCola Ibadan, Oyo State, Nigeria Tel: 08055439586, 08034725835

Email: audits@alobaawomolo.org; alobaawomolopartners@gmail.com; website: www.alobaawomolo.org

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of SportsQuest, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of SportsQuest, Inc. (the Company) as of December 31, 2025, and the related statements of income, stockholders’ equity, and cash flows for the year ended December 31, 2025, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the financial statements, the Company has incurred recurring losses, has a working capital deficiency, and has minimal cash resources, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Aloba, Awomolo & Partners – PCAOB ID #7275

We have served as the Company’s auditor since 2025.

Ibadan, Nigeria

March 27, 2026

F-1

SPORTSQUEST, INC.

BALANCE SHEETS

AUDITED

	As of December 31, 2025 (Audited)	As of December 31, 2024 (Audited)
ASSETS
Current Assets
Cash and Bank	$259	$3,191
Total current assets	259	3,191

TOTAL ASSETS	$259	$3,191

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Convertible notes payable	$319,204	$302,395
Accrued Interest Payable	141,060	124,161
Total current liabilities	460,264	426,556

Total other liabilities	–	–
TOTAL LIABILITIES	460,264	426,556

Stockholders' Equity
Preferred Stock Class A par value $0.001 - authorized 1,200,000 shares. 1,200,000 issued and outstanding	1,200	–
Preferred Stock Class B par value $0.001 - authorized 1,000,000 shares. 1,000,000 issued and outstanding	1,000	1,000
Common stock, par value $0.0001 - authorized 5,000,000,000 shares. 4,024,163,151 and 3,674,163,151 shares issued and outstanding as of December 31, 2025 and December 31, 2024 respectively	402,416	367,416
Additional paid-in-capital	2,613,288	2,564,488
Accumulated deficit	(3,477,909)	(3,356,269)
TOTAL STOCKHOLDERS' EQUITY	(460,005)	(423,365)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$259	$3,191

The accompanying notes are an integral part of these consolidated financial statements.

F-2

SPORTSQUEST, INC.

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

AUDITED

	Year Ended December 31, 2025 (Audited)	Year Ended December 31, 2024 (Audited)
Operating revenue:
Revenue	$–	$–
Total revenue	–	–

Operating expenses:
Bank Charges	566	847
Administrative Expenses	48,507	49,369
Consulting Services	24,168	50,671
Interest Expense	16,899	15,874
Total operating expenses	90,140	116,761

Loss from operations	(90,140)	(116,761)

Other Income (expenses)
Gain/(Loss) from settlement/debt extinguishment	(31,500)	(110,682)
Total other income/(expense)	(31,500)	(110,682)

Net Loss	$(121,640)	$(227,443)

Net Loss Per Share
Basic and Diluted	$(0.00003)	$(0.00006)
Weighted Average Shares Outstanding
Basic and Diluted	3,849,163,151	3,674,163,151

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SPORTSQUEST, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2025

	Common	Preferred	Preferred	Common	Preferred	Preferred	Additional Paid-in	Accumulated
Description	Shares	Shares (A)	Shares (B)	Stock	Shares (A)	Shares (B)	Capital	Deficit	Total
				$	$	$	$	$	$
Balance – Balance Jan 1, 2024	2,444,363,151	–	1,000,000	244,436	–	1,000	2,564,488	(3,128,826)	(318,902)
Common stock issued	1,229,800,000	–	–	122,980	–	–	–	–	122,980
Preferred Stock (A)	–	–	–	–	–	–	–	–	–
Preferred Stock (B)	–	–	–	–	–	–	–	–	–
Net (loss)	–	–	–	–	–	–	–	(227,443)	(227,443)
Additional paid in capital	–	–	–	–	–	–	–	–	–
Balance – December 31, 2024	3,674,163,151	–	1,000,000	367,416	–	1,000	2,564,488	(3,356,269)	(423,365)

Balance – Balance Jan 1, 2025	3,674,163,151	–	1,000,000	367,416	–	1,000	2,564,488	(3,356,269)	(423,365)
Common stock issued	350,000,000	–	–	35,000	–	–	–	–	35,000
Preferred Stock (A)	–	1,200,000	–	–	1,200	–	–	–	1,200
Preferred Stock (B)	–	–	–	–	–	–	–	–	–
Net (loss)	–	–	–	–	–	–	–	(121,640)	(121,640)
Additional paid in capital	–	–	–	–	–	–	48,800	–	48,800
Balance – December 31, 2025	4,024,163,151	1,200,000	1,000,000	402,416	1,200	1,000	2,564,488	(3,477,909)	(460,005)

The accompanying notes are an integral part of these financial statements.

F-4

SPORTSQUEST, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31,2025

AUDITED

	Year Ended December 31, 2025	Year Ended December 31, 2024
Cash flows from operating activities:
Net loss common stockholders	$(121,640)	$(227,443)
Adjustments to reconcile net loss to net cash used in operating activities:
Preferred stock issued for services	–	–
Changes in:
Accrued Interest and Payables	16,899	10,954
Net cash used in operating activities	(104,741)	(216,488)

Cash flows from investing activities
Net cash used in investing activities	–	–

Cash flows from financing activities
Convertible note payable	16,809	94,722
Additional paid in capital	48,800	–
Preferred Share Class A	1,200	–
Common share	35,000	122,980
Net cash provided by financing activities	$101,809	$217,702

Net increase in cash	(2,932)	1,214
Cash, beginning of period	3,191	1,977
Cash, end of period	$259	$3,191

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SPORTSQUEST, INC.

NOTES TO DECEMBER 31, 2025, AND 2024

CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Operations

Sportsquest Inc., a Delaware corporation, (the “Company”) was formed under the laws of the State of Delaware on April 3, 1986. Office address is located at 500 S Australian Ave, 600 West Palm Beach FI 33401 USA.

The Sportsquest business was created to develop, own and manage high end sports events and their operating entities, as well as executing a growth strategy involving acquisition of diverse and effective sports marketing platforms. SportsQuest was incorporated in April 3, 1986 in Delaware under the name Bay Head Ventures, Inc. The Company has been managing the US Pro Golf Tour and anticipates it will continue to manage USPGT for the foreseeable future. SportsQuest trades on the Pink Sheets under “SPQS.PK”. SportsQuest holds significant value in content media and is refocusing is business model.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principle of consolidation

The accompanying consolidated financial statements include only the accounts of the parent company as of December 31, 2025, and 2024.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting Year(s). Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

F-6

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.

To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents. The Company had $259 cash as of December 31, 2025.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives, which range from five (5) Year for computer equipment to seven (7) Year for office furniture. Upon sale or retirement of office equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations. As of December 31, 2025, and 2024 the company has no investment in Property and equipment.

F-7

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include: a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements.

The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the Year for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the Year for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding Year; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-8

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from its customers with revenues being generated upon rendering of services. The Company recognizes revenue when it is realized or realizable and earned.

The Company considers revenue realized or realizable and earned when all of the following criteria are met: (1) identify the contract; (2) identify the performance obligations; (3) determine the transaction price; (4) allocate the transaction price; and (5) recognize revenue when performance obligations are satisfied.

The Company derives its revenues from sales contracts with its customers with revenues being generated upon rendering of services. Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

A right of return exists for customers’ retainers that were received prior to commencement of services. If a customer cancels a service contract subsequent to the commencement date, the customer is entitled to a refund, except for services already provided. Management believes the revenue recognition policies appropriately reflect the timing and pattern of revenue in accordance with U.S. GAAP. As of 2025 and 2024, no revenue was recognized.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-31 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the Year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the Year in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the Year that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim Year and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company Yearically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all Year. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

F-9

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no unrecognized tax liabilities or benefits in accordance with the provisions of Section 740-10-25 at December 31, 2025, and 2024.

Earnings per Share

Earnings Per Share is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. Earnings per share (“EPS”) is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the Year. Income available to common stockholders shall be computed by deducting both the dividends declared in the Year on preferred stock (whether or not paid) and the dividends accumulated for the Year on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the Year to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied.

Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the Year (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from the exercise shall be assumed to be used to purchase common stock at the average market price during the Year. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no potential debt or equity instruments issued and outstanding at any time during the year ended December 31, 2025 and 2024.

Cash Flows Reporting

The Company adopted paragraph 231-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 231-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the Year pursuant to paragraph 831-231-45-1 of the FASB Accounting Standards Codification.

F-10

Income Taxes:

The Company accounts for income taxes under ASC 740, Income Taxes. For the year ended December 31, 2025, the Company incurred a net loss of $121,640 and, therefore, has no current or deferred income tax expense.

Income tax rate reconciliation:

Description	Amount ($)	Rate (%)
Loss before income taxes	(121,640)	100%
Federal statutory rate	–	21%
State taxes, net of federal benefit	–	0%
Permanent differences	–	0%
Effective income tax expense	–	0%

The Company has net operating loss carry forwards for federal and state purposes that may be used to offset future taxable income. Deferred tax assets have been fully offset by a valuation allowance due to uncertainty of realization.

Income taxes paid by jurisdiction: $0 (no taxes paid during the year).

Schedule of Note Payables As of December 31, 2025

1.	On January 18, 2022, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $16,573 with 3 Year maturity form the date of the agreement.
2.	On January 19, 2022, SportsQuest, Inc signed a convertible loan agreement with Bayern Industries a company located at 15673 Southern Blvd, Suite 107/104, Loxahatchee Groove, FL 33470 USA and obtained a loan of $17,800 with 3 Year maturity form the date of the agreement.
3.	On February 14, 2022, SportsQuest, Inc signed a convertible loan agreement with Worldways International Network a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $7,400 with 3 Year maturity form the date of the agreement.
4.	On February 14, 2022, SportsQuest, Inc signed a convertible loan agreement with Saveene Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.
5.	On October 13, 2022, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management on a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $4,500 with 3 Year maturity form the date of the agreement.

6.	On November 10, 2022, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $15,000 with 3 Year maturity form the date of the agreement.
7.	On January 19, 2023, SportsQuest, Inc signed a convertible loan agreement with Worldways International Network a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,000 with 3 Year maturity form the date of the agreement.

F-11

8.	On January 20, 2023, SportsQuest, Inc signed a convertible loan agreement with Zoran Cvetojevic a natural person located at Vladimira Rolovica 158, 11000 Belgrade, Serbia and obtained a loan of $67,500 with 3 Year maturity form the date of the agreement.
9.	On April 4, 2023, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management on a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $3,500 with 3 Year maturity form the date of the agreement.
10.	On June 30, 2023, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $3,000 with 3 Year maturity form the date of the agreement.
11.	On July 13, 2023, SportsQuest, Inc signed a convertible loan agreement with Bayern Industries a company located at 15673 Southern Blvd, Suite 107/104, Loxahatchee Groove, FL 33470 USA and obtained a loan of $7,500 with 3 Year maturity form the date of the agreement.
12.	On July 27, 2023, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $20,000 with 3 Year maturity form the date of the agreement.
13.	On August 17, 2023, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $6,500 with 3 Year maturity form the date of the agreement.
14.	On August 28, 2023, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management on a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $10,000 with 3 Year maturity form the date of the agreement.
15.	On October 12, 2023, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $10,000 with 3 Year maturity form the date of the agreement.
16.	On November 27, 2023, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $6,400 with 3 Year maturity form the date of the agreement.
17.	On January 4th, 2024, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management, a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $7,500 with 3 Year maturity form the date of the agreement.
18.	On January 25th, 2024, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.
19.	On February 16th, 2024, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $1,500 with 3 Year maturity form the date of the agreement.
20.	On February 27th, 2024, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.
21.	On March 13th, 2024, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.
22.	On March 28th, 2024, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.

F-12

23.	On April 15th, 2024, SportsQuest, Inc signed a convertible loan agreement with Saveen Com Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.
24.	On May 28th, 2024, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.
25.	On June 13th, 2024, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $7,500 with 3 Year maturity form the date of the agreement.
26.	On October 28th, 2024, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $7,500 with 3 Year maturity form the date of the agreement.
27.	On December 11, 2024, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.
28.	On December 24, 2024, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $6,000 with 3 Year maturity form the date of the agreement.
29.	On January 2, 2025, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $10,000 with 3 Year maturity form the date of the agreement.
30.	On January 7, 2025, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $1,750 with 3 Year maturity form the date of the agreement.
31.	On January 13, 2025, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $1,441 with 3 Year maturity form the date of the agreement.
32.	On January 28, 2025, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.
33.	On February 12, 2025, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.
34.	On March 27, 2025, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $4,000 with 3 Year maturity form the date of the agreement.
35.	On April 14, 2025, SportsQuest, Inc signed a convertible loan agreement with Saveene company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.
36.	On April 30, 2025, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.
37.	On May 27, 2025, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $3,000 with 3 Year maturity form the date of the agreement.

F-13

38.	On June 11, 2025, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $14,000 with 3 Year maturity form the date of the agreement.
39.	On June 26, 2025, SportsQuest, Inc signed a convertible loan agreement with Bayern Industry LLC a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $1,500 with 3 Year maturity form the date of the agreement.
40.	On July 28, 2025, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.
41.	On August 15, 2025, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.
42.	On August 26, 2025, SportsQuest, Inc signed a convertible loan agreement with Bayern Industry LLC a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,800 with 3 Year maturity form the date of the agreement.
43.	On October 14, 2025, SportsQuest, Inc signed a convertible loan agreement with Saveene company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $1,500 with 3 Year maturity form the date of the agreement.
44.	On November 3, 2025, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.
45.	On November 21, 2025, SportsQuest, Inc signed a convertible loan agreement with Saveene company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $3,000 with 3 Year maturity form the date of the agreement.
46.	On November 26, 2025, SportsQuest, Inc signed a convertible loan agreement with Saveene company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $1,040 with 3 Year maturity form the date of the agreement.

Schedule of Note Payables As of December 31, 2024.

1.	On January 18, 2022, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $16,573 with 3 Year maturity form the date of the agreement.

2.	On January 19, 2022, SportsQuest, Inc signed a convertible loan agreement with Bayern Industries a company located at 15673 Southern Blvd, Suite 107/104, Loxahatchee Groove, FL 33470 USA and obtained a loan of $17,800 with 3 Year maturity form the date of the agreement.

3.	On February 14, 2022, SportsQuest, Inc signed a convertible loan agreement with Worldways International Network a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $7,400 with 3 Year maturity form the date of the agreement.

4.	On February 14, 2022, SportsQuest, Inc signed a convertible loan agreement with Saveene Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.

5.	On October 13, 2022, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management on a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $4,500 with 3 Year maturity form the date of the agreement.

F-14

6.	On November 10, 2022, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $15,000 with 3 Year maturity form the date of the agreement.

7.	On January 19, 2023, SportsQuest, Inc signed a convertible loan agreement with Worldways International Network a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,000 with 3 Year maturity form the date of the agreement.

8.	On January 20, 2023, SportsQuest, Inc signed a convertible loan agreement with Zoran Cvetojevic a natural person located at Vladimira Rolovica 158, 11000 Belgrade, Serbia and obtained a loan of $67,500 with 3 Year maturity form the date of the agreement.

9.	On April 4, 2023, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management on a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $3,500 with 3 Year maturity form the date of the agreement.

10.	On June 30, 2023, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $3,000 with 3 Year maturity form the date of the agreement.

11.	On July 13, 2023, SportsQuest, Inc signed a convertible loan agreement with Bayern Industries a company located at 15673 Southern Blvd, Suite 107/104, Loxahatchee Groove, FL 33470 USA and obtained a loan of $7,500 with 3 Year maturity form the date of the agreement.

12.	On July 27, 2023, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $20,000 with 3 Year maturity form the date of the agreement.

13.	On August 17, 2023, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $6,500 with 3 Year maturity form the date of the agreement.

14.	On August 28, 2023, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management on a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $10,000 with 3 Year maturity form the date of the agreement.

15.	On September 26, 2023, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.

16.	On October 12, 2023, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $10,000 with 3 Year maturity form the date of the agreement.

17.	On November 27, 2023, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $6,400 with 3 Year maturity form the date of the agreement.

18.	On January 4th, 2024, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management, a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $7,500 with 3 Year maturity form the date of the agreement.

19.	On January 25th, 2024, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.

20.	On February 16th, 2024, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $1,500 with 3 Year maturity form the date of the agreement.

F-15

21.	On February 27th, 2024, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.

22.	On March 13th, 2024, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.

23.	On March 28th, 2024, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.

24.	On April 15th, 2024, SportsQuest, Inc signed a convertible loan agreement with Saveen Com Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.

25.	On April 30th, 2024, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.

26.	On May 13th, 2024, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $12,000 with 3 Year maturity form the date of the agreement.

27.	On May 23rd, 2024, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.

28.	On May 28th, 2024, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.

29.	On June 13th, 2024, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $7,500 with 3 Year maturity form the date of the agreement.

30.	On July 23, 2024, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $3,500 with 3 Year maturity form the date of the agreement.

31.	On August 13, 2024, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.

32.	On Aug 27, 2024, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $1,922 with 3 Year maturity form the date of the agreement.

33.	On September 26, 2024, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.

34.	On October 28th, 2024, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $7,500 with 3 Year maturity form the date of the agreement.

35.	On November 18, 2024, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $4,800 with 3 Year maturity form the date of the agreement.

F-16

36.	On November 25, 2024, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.

37.	On December 11, 2024, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,500 with 3 Year maturity form the date of the agreement.

38.	On December 24, 2024, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $6,000 with 3 Year maturity form the date of the agreement.

Schedule of Note Payables As of December 31, 2023.

1.	On January 18, 2022, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $16,573 with 3 Year maturity form the date of the agreement.

2.	On January 19, 2022, SportsQuest, Inc signed a convertible loan agreement with Bayern Industries a company located at 15673 Southern Blvd, Suite 107/104, Loxahatchee Groove, FL 33470 USA and obtained a loan of $17,800 with 3 Year maturity form the date of the agreement.

3.	On February 14, 2022, SportsQuest, Inc signed a convertible loan agreement with Worldways International Network a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $7,400 with 3 Year maturity form the date of the agreement.

4.	On February 14, 2022, SportsQuest, Inc signed a convertible loan agreement with Saveene Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.

5.	On October 13, 2022, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management on a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $4,500 with 3 Year maturity form the date of the agreement.

6.	On November 10, 2022, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $15,000 with 3 Year maturity form the date of the agreement.

7.	On January 19, 2023, SportsQuest, Inc signed a convertible loan agreement with Worldways International Network a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,000 with 3 Year maturity form the date of the agreement.

8.	On January 20, 2023, SportsQuest, Inc signed a convertible loan agreement with Zoran Cvetojevic a natural person located at Vladimira Rolovica 158, 11000 Belgrade, Serbia and obtained a loan of $67,500 with 3 Year maturity form the date of the agreement.

9.	On April 4, 2023, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management on a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $3,500 with 3 Year maturity form the date of the agreement.

10.	On June 30, 2023, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $3,000 with 3 Year maturity form the date of the agreement.

11.	On July 13, 2023, SportsQuest, Inc signed a convertible loan agreement with Bayern Industries a company located at 15673 Southern Blvd, Suite 107/104, Loxahatchee Groove, FL 33470 USA and obtained a loan of $7,500 with 3 Year maturity form the date of the agreement.

F-17

12.	On July 27, 2023, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $20,000 with 3 Year maturity form the date of the agreement.

13.	On August 17, 2023, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $6,500 with 3 Year maturity form the date of the agreement.

14.	On August 28, 2023, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management on a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $10,000 with 3 Year maturity form the date of the agreement.

15.	On September 26, 2023, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.

16.	On October 12, 2023, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $10,000 with 3 Year maturity form the date of the agreement.

17.	On November 27, 2023, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $6,400 with 3 Year maturity form the date of the agreement.

Subsequent Events

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2025, up through the date the Company issued the audited consolidated financial statements and determined that there are no events to disclose.

F-18

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of SportsQuest, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of SportsQuest, Inc. (the Company) as of December 31, 2024, and the related statements of income, stockholders’ equity, and cash flows for the period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). The financial statements of SportsQuest, Inc. as of December 31, 2023, were audited by other auditors whose report, dated August 21, 2024, expressed an unqualified opinion on those statements.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred a net loss of $227,443, accumulated deficit of approximately $3,356,269 as of December 31, 2024 and holds a cash balance of $3,191. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Aloba, Awomolo & Partners – PCAOB ID #7275

We have served as the Company’s auditor since 2025.

Ibadan, Nigeria

June 17, 2025

F-20

Report of an Independent Registered Public Accounting Firm

To the shareholders and the board of directors of SportsQuest, Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheets of SportsQuest, Inc (the “Company”) as of December 31, 2023, and 2022 the related consolidated statements of operations, changes in shareholders’ equity and cash flows, for each of the two years in the period ended December 31, 2023, and 2022 and the related notes collectively referred to as the “financial statements.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023, and 2022, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the company will continue as a going concern as disclosed in Note 3 to the financial statement, the Company has continuously incurred a net loss of $110,461 for the year ended December 31, 2023, and an accumulated deficit of $3,128,826 at December 31, 2023. The continuation of the Company as a going concern through December 31, 2023, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. There are no critical audit matters to communicate as of December 31, 2023

/S/Olayinka Oyebola & Co

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company’s auditor since July 2023.

August 21st, 2024.

Lagos, Nigeria

F-21

SPORTSQUEST, INC.

BALANCE SHEETS

(AUDITED)

	As of December 31, 2024	As of December 31, 2023
ASSETS
Current Assets
Cash and Bank	$3,191	$1,977
Total current assets	3,191	1,977

TOTAL ASSETS	$3,191	$1,977

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Convertible notes payable	$302,395	$207,673
Accrued Interest Payable	124,161	113,207
Total current liabilities	426,556	320,879

Total other liabilities	–	–
TOTAL LIABILITIES	426,556	320,879

Stockholders' Equity
Preferred Stock Series A par value $0.001 - Authorised 1,200,000 shares.	–	–
Preferred Stock Series B par value $0.001 - Authorised 1,000,000 shares. 1,000,000 Issued and outstanding	1,000	1,000
Common stock, par value $0.0001 - authorized 5,000,000,000 shares 3,674,163,151 and 2,444,363,151 shares issued and outstanding as of December 31, 2024 and 2023 respectively	367,416	244,436
Additional paid-in-capital	2,564,488	2,564,488
Accumulated deficit	(3,356,269)	(3,128,826)
TOTAL STOCKHOLDERS' EQUITY	(423,365)	(318,902)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,191	$1,977

The accompanying notes are an integral part of these financial statements.

F-22

SPORTSQUEST, INC.

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(AUDITED)

	Year Ended December 31, 2024	Year Ended December 31, 2023
Operating revenue:
Revenue	$–	$–
Total revenue	–	–

Operating expenses:
Bank Charges	847	510
Administrative Expenses	49,369	21,284
Consulting Services	50,671	59,835
Interest Expense	15,874	11,971
Total operating expenses	(116,761)	(93,601)

Loss from operations	(116,761)	(93,601)

Other Income (expenses)
Gain/(Loss) from settlement/debt extinguishment	(110,682)	(16,860)
Total other income/(expense)	(110,682)	(16,860)

Net Loss	$(227,443)	$(110,461)

The accompanying notes are an integral part of these consolidated financial statements.

F-23

SPORTSQUEST, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2024.

	Common	Preferred	Common	Preferred	Additional Paid-in	Accumulated
	Share	Share	Stock	Stock (B)	Capital	Deficit	Total
			$	$	$	$	$
Balance – Balance Jan 1, 2023	4,178,763,151	1,000,000	417,876	1,000	2,369,488	(3,018,365)	(230,001)
Common stock issued	215,600,000	–	21,560	–	–	–	21,560
Common Stock Reversed	(1,950,000,000)	–	(195,000)	–	–	–	(195,000)
Preferred Stock (B)	–	–	–	–	–	–	–
Net (loss)	–	–	–	–	–	(110,461)	(110,461)
Additional paid in capital	–	–	–	–	195,000	–	195,000
Balance – December 31, 2023	2,444,363,151	1,000,000	244,436	1,000	2,564,488	(3,128,826)	(318,902)

Balance – Balance Jan 1, 2024	2,444,363,151	1,000,000	244,436	1,000	2,564,488	(3,128,826)	(318,902)
Common stock issued	1,229,800,000	–	122,980	–	–	–	122,980
Preferred Stock (A)	–	–	–	–	–	–	–
Preferred Stock (B)	–	–	–	–	–	–	–
Net (loss)	–	–	–	–	–	(227,443)	(227,443)
Additional paid in capital	–	–	–	–	–	–	–
Balance – December 31, 2024	3,674,163,151	1,000,000	367,416	1,000	2,564,488	(3,356,269)	(423,365)

The accompanying notes are an integral part of these financial statements.

F-24

SPORTSQUEST, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31,2024

(AUDITED)

	Year Ended December 31, 2024	Year Ended December 31, 2023
Cash flows from operating activities:
Net loss from continuing operations attributable to common stockholders	$(227,443)	$(110,461)
Adjustments to reconcile net loss to net cash used in operating activities:
Preferred stock issued for services	–	–
Changes in:
Accruals & Interest Payable	10,954	11,971
Net cash used in operating activities	(216,488)	(98,489)

Cash flows from investing activities
Net cash used in investing activities	–	–

Cash flows from financing activities
Convertible note payable	94,722	76,700
Additional paid in capital	–	–
Common share	122,980	21,560
Net cash provided by financing activities	217,702	98,260

Net increase in cash	1,214	(229)
Cash, beginning of Year	1,977	2,207
Cash, end of Year	$3,191	$1,977

The accompanying notes are an integral part of these financial statements.

F-25

SPORTSQUEST, INC.

NOTES TO DECEMBER 31, 2024, AND 2023

CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and Operations

Sportsquest Inc., a Delaware corporation, (the “Company”) was formed under the laws of the State of Delaware on April 3, 1986. Office address is located at 500 S Australian Ave, 600 West Palm Beach FI 33401 USA.

The Sportsquest business was created to develop, own and manage high end sports events and their operating entities, as well as executing a growth strategy involving acquisition of diverse and effective sports marketing platforms. SportsQuest was incorporated in April 3, 1986 in Delaware under the name Bay Head Ventures, Inc. The Company has been managing the US Pro Golf Tour and anticipates it will continue to manage USPGT for the foreseeable future. SportsQuest trades on the Pink Sheets under “SPQS.PK”. SportsQuest holds significant value in content media and is refocusing is business model.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principle of consolidation

The accompanying consolidated financial statements include only the accounts of the parent company as of December 31, 2024 and 2023.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting Year(s). Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. As of December 31, 2024, the Company has no source of revenue and has an accumulated deficit of approximately $3,356,269 and holds a cash balance of $3,191 as of December 31, 2024 requires additional funds to support its operations and to achieve its business development goals, the attainment of which are not assured. These factors and uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might incur in the event the Company cannot continue in existence. Management intends to seek additional capital from new equity securities offerings, debt financing and debt restructuring to provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. However, management can give no assurance that these funds will be available in adequate amounts, or if available, on terms that would be satisfactory to the Company.

The timing and amount of the Company’s capital requirements will depend on a number of factors, including maintaining its status as a public company and supporting shareholder and investor relations.

Actual results could differ from those estimates.

F-26

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.

To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

 The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents. The Company had $3,191 cash as of December 31, 2024.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives, which range from five (5) Year for computer equipment to seven (7) Year for office furniture. Upon sale or retirement of office equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations. As of December 30, 2024, and 2023 the company has no investment in Property and equipment

F-27

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include: a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements.

The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the Year for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the year for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding year; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned.

The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

F-28

The Company derives its revenues from sales contracts with its customers with revenues being generated upon rendering of services. Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

A right of return exists for customers’ retainers that were received prior to commencement of services. If a customer cancels a service contract subsequent to the commencement date, the customer is entitled to a refund, except for services already provided.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the Year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the Year in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the Year that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim Year and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company Yearically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all Year. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no unrecognized tax liabilities or benefits in accordance with the provisions of Section 740-10-25 at December 31, 2024 and 2023.

F-29

Earnings per Share

Earnings Per Share is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. Earnings per share (“EPS”) is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the Year. Income available to common stockholders shall be computed by deducting both the dividends declared in the Year on preferred stock (whether or not paid) and the dividends accumulated for the Year on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the Year to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied.

Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the Year (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from the exercise shall be assumed to be used to purchase common stock at the average market price during the Year. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no potentially debt or equity instruments issued and outstanding at any time during the Year ended December 31, 2024 and 2023.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the Year pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

F-30

Schedule of Note Payables As of December 31, 2024.

1.	On January 18, 2022, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $16,573 with 3 Year maturity form the date of the agreement.

2.	On January 19, 2022, SportsQuest, Inc signed a convertible loan agreement with Bayern Industries a company located at 15673 Southern Blvd, Suite 107/104, Loxahatchee Groove, FL 33470 USA and obtained a loan of $17,800 with 3 Year maturity form the date of the agreement.

3.	On February 14, 2022, SportsQuest, Inc signed a convertible loan agreement with Worldways International Network a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $7,400 with 3 Year maturity form the date of the agreement.

4.	On February 14, 2022, SportsQuest, Inc signed a convertible loan agreement with Saveene Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.

5.	On October 13, 2022, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management on a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $4,500 with 3 Year maturity form the date of the agreement.

6.	On November 10, 2022, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $15,000 with 3 Year maturity form the date of the agreement.

7.	On January 19, 2023, SportsQuest, Inc signed a convertible loan agreement with Worldways International Network a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,000 with 3 Year maturity form the date of the agreement.

8.	On January 20, 2023, SportsQuest, Inc signed a convertible loan agreement with Zoran Cvetojevic a natural person located at Vladimira Rolovica 158, 11000 Belgrade, Serbia and obtained a loan of $67,500 with 3 Year maturity form the date of the agreement.

9.	On April 4, 2023, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management on a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $3,500 with 3 Year maturity form the date of the agreement.

10.	On June 30, 2023, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $3,000 with 3 Year maturity form the date of the agreement.

11.	On July 13, 2023, SportsQuest, Inc signed a convertible loan agreement with Bayern Industries a company located at 15673 Southern Blvd, Suite 107/104, Loxahatchee Groove, FL 33470 USA and obtained a loan of $7,500 with 3 Year maturity form the date of the agreement.

12.	On July 27, 2023, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $20,000 with 3 Year maturity form the date of the agreement.

F-31

Schedule of Note Payables As of December 31, 2023.

1.	On January 18, 2022, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $16,573 with 3 Year maturity form the date of the agreement.

2.	On January 19, 2022, SportsQuest, Inc signed a convertible loan agreement with Bayern Industries a company located at 15673 Southern Blvd, Suite 107/104, Loxahatchee Groove, FL 33470 USA and obtained a loan of $17,800 with 3 Year maturity form the date of the agreement.

3.	On February 14, 2022, SportsQuest, Inc signed a convertible loan agreement with Worldways International Network a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $7,400 with 3 Year maturity form the date of the agreement.

4.	On February 14, 2022, SportsQuest, Inc signed a convertible loan agreement with Saveene Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.

5.	On October 13, 2022, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management on a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $4,500 with 3 Year maturity form the date of the agreement.

6.	On November 10, 2022, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $15,000 with 3 Year maturity form the date of the agreement.

7.	On January 19, 2023, SportsQuest, Inc signed a convertible loan agreement with Worldways International Network a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $2,000 with 3 Year maturity form the date of the agreement.

8.	On January 20, 2023, SportsQuest, Inc signed a convertible loan agreement with Zoran Cvetojevic a natural person located at Vladimira Rolovica 158, 11000 Belgrade, Serbia and obtained a loan of $67,500 with 3 Year maturity form the date of the agreement.

9.	On April 4, 2023, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management on a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $3,500 with 3 Year maturity form the date of the agreement.

10.	On June 30, 2023, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $3,000 with 3 Year maturity form the date of the agreement.

11.	On July 13, 2023, SportsQuest, Inc signed a convertible loan agreement with Bayern Industries a company located at 15673 Southern Blvd, Suite 107/104, Loxahatchee Groove, FL 33470 USA and obtained a loan of $7,500 with 3 Year maturity form the date of the agreement.

12.	On July 27, 2023, SportsQuest, Inc signed a convertible loan agreement with Emry Capital Group a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $20,000 with 3 Year maturity form the date of the agreement.

13.	On August 17, 2023, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $6,500 with 3 Year maturity form the date of the agreement.

14.	On August 28, 2023, SportsQuest, Inc signed a convertible loan agreement with Zecevic M Custom Management on a company located at 15711 Grove Ln, Wellington, FL 33414, USA and obtained a loan of $10,000 with 3 Year maturity form the date of the agreement.

15.	On September 26, 2023, SportsQuest, Inc signed a convertible loan agreement with Fransys Consulting Inc a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $5,000 with 3 Year maturity form the date of the agreement.

16.	On October 12, 2023, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $10,000 with 3 Year maturity form the date of the agreement.

17.	On November 27, 2023, SportsQuest, Inc signed a convertible loan agreement with Mina Mar Corporation a company located at 500 S Australian Ave., West Palm Beach FL 33401 USA and obtained a loan of $6,400 with 3 Year maturity form the date of the agreement.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

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ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

On June 9, 2025, the board of directors dismissed Olayinka Oyebola & Co. (“Olayinka”) as the Company’s independent registered public accounting firm.

The reports of Olayinka on the consolidated financial statements of the Company for the fiscal years ended December 31, 2022 and 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than an explanatory paragraph relating to the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and through September 30, 2024, there were no disagreements between the Company and Olayinka on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Salberg, would have caused Olayinka to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s consolidated financial statements.

On June 9, 2025 the board of directors appointed Aloba Awomolo and Partners (“Aloba”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and through the date of their appointment, neither the Company nor anyone on behalf of the Company consulted with Aloba regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements appearing in Item 13 above:

•	Audited consolidated financial statements for the period ended December 31, 2025
•	Audited financial statements for the years ended December 31, 2024 and 2023

(b) Exhibits

Incorporated by Reference
Exhibit No.	Description	Filed Herewith (*)	Filing Type	Date Filed
3.1	Articles of Incorporation		10-12G	10/1/2025
3.2	Amended Bylaws		10-12G/A	2/27/2026
10.1	Form of Convertible Note		10-12G	10/1/2025
10.2	Affiliate Agreement with BAI		10-12G	10/1/2025

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SportsQuest, Inc.

By: /s/ Irina Veselinovic

Name: Irina Veselinovic

Title: Principal Executive Officer and Principal Accounting/Financial Officer

Date: May 14, 2026

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Irina Veselinovic Irina Veselinovic	Interim Chief Executive Officer (Principal Executive Officer)	May 14, 2026

/s/ Irina Veselinovic Irina Veselinovic	Interim Chief Financial Officer (Principal Accounting/Financial Officer)	May 14, 2026

/s/ Irina Veselinovic	President, Vice President, and Secretary	May 14, 2026
Irina Veselinovic

/s/ Zoran Cvetojevic Zoran Cvetojevic	Chairman of the Board	May 14, 2026

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